UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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INNKEEPERS USA TRUST

(Name of Registrant as Specified In Its Charter)

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INNKEEPERS USA TRUST

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 4, 2005

Dear Shareholder:

It is our pleasure to invite you to the 2005 annual meeting of the shareholders (the “Annual Meeting”) of Innkeepers USA Trust (the “Company”). The Annual Meeting will be held at the Colony Hotel, 155 Hammon Avenue, Palm Beach, Florida 33480, on Wednesday, May 4, 2005 at 9:00 a.m. local time.

At the Annual Meeting, you will be asked to:

1.	Elect two Class II trustees to serve on the Board of Trustees until the annual meeting of shareholders in 2008 or until their successors have been duly elected and qualified (“Proposal I”);

2.	Approve an amendment and restatement of the 1994 Share Incentive Plan (the “1994 Plan”), the primary purpose of which is to increase by one million shares (a) the maximum aggregate number of common shares issuable under the 1994 Plan, from 3,700,000 to 4,700,000 shares; and (b) the maximum aggregate number of common shares that can be issued as share awards and performance shares under the 1994 Plan, from 1,200,000 to 2,200,000 (“Proposal II”);

3.	Ratify the appointment of PricewaterhouseCoopers, LLP as independent auditors for the Company for the fiscal year ending December 31, 2005 (“Proposal III”); and

4.	Transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

If you were a shareholder of record as of the close of business on March 1, 2005 you are entitled to vote at the Annual Meeting.

There is enclosed, as a part of this Notice, a Proxy Statement which contains further information regarding the Annual Meeting. Please read it carefully, and vote. Your vote is important to us!

BY ORDER OF THE BOARD OF TRUSTEES:

MARK A. MURPHY
General Counsel and Secretary

Palm Beach, Florida

April 4, 2005

YOUR VOTE IS IMPORTANT!

We want your shares represented at the Annual Meeting regardless of the number of shares you may hold. By following the instructions on the enclosed proxy card your shares will be voted even if you are unable to attend the Annual Meeting. If you attend the Annual Meeting and prefer to vote in person or change your proxy vote, you may of course do so at any time before the vote is finalized.

2

INNKEEPERS USA TRUST

PROXY STATEMENT

GENERAL INFORMATION

Introduction

This Proxy Statement and the accompanying proxy card and Notice of Annual Meeting are provided in connection with the solicitation of proxies by the Board of Trustees of Innkeepers USA Trust (the “Company”, “we” or “us”), for use at the 2005 annual meeting of shareholders (“Annual Meeting”). The Annual Meeting will be held at the Colony Hotel, 155 Hammon Avenue, Palm Beach, Florida 33480, on Wednesday, May 4, 2005 at 9:00 a.m. local time. This Proxy Statement and the accompanying proxy card and Notice of Annual Meeting are first being mailed on or about April 4, 2005 to shareholders of record at the close of business on March 1, 2005.

The Annual Report to shareholders for the fiscal year ended December 31, 2004, including consolidated financial statements, is being furnished along with this proxy statement to shareholders of record on March 1, 2005. The Annual Report to shareholders is not a part of our proxy solicitation materials.

The Annual Report includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2004. The Company maintains a website at www.innkeepersusa.com. The mailing address of our principal executive office is 306 Royal Poinciana Way, Palm Beach, FL 33480.

The Company

We are a Maryland real estate investment trust which invests in hotel properties and has elected to be taxed as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986. The Company, through Innkeepers USA Limited Partnership (with its subsidiary partnerships, the “Partnership”), owns 69 hotels (the “Hotels”) with an aggregate of 8,684 rooms/suites in 20 states and the District of Columbia. To qualify as a REIT, the Company cannot operate hotels. Therefore, the Company must lease the hotels to (a) an independent operator or (b) its own taxable subsidiaries (“TRSs”), which in turn must engage an independent operator. We lease all of our Hotels to TRSs and have engaged Innkeepers Hospitality Management, Inc. to manage all but one of our Hotels.

Voting Matters

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act upon the matters discussed in this proxy statement. In addition, we will report on our performance during 2004 and respond to questions from shareholders.

Who is requesting your vote?

The Board of Trustees of the Company is requesting your vote on the matters presented in this proxy statement. The Company encourages all of its trustees to attend the Annual Meeting, but does not have a formal policy on attendance. In 2004, all trustees attended the Annual Meeting and we expect all of the trustees to attend the 2005 Annual Meeting.

Who is entitled to vote?

All shareholders of record of our common shares of beneficial interest (“Common Shares”) at the close of business on March 1, 2005 are entitled to vote.

On March 1, 2005, there were 42,774,412 Common Shares and 5,800,000 Series C cumulative preferred shares of beneficial interest (“Series C Preferred Shares”) issued and outstanding. All common shareholders are entitled to one vote for each Common Share held by them for all matters submitted for a vote at the Annual Meeting.

Holders of our Series C Preferred Shares are not entitled to vote at the Annual Meeting. Cumulative voting for the election of trustees is not permitted.

You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. If you also hold shares through someone else, such as a stockbroker or a mutual fund, you may also get material from them asking how you want to vote. Please respond promptly to all of these requests, so that all of your shares may be voted.

Will a list of shareholders be made available?

A shareholders list will be available at the Annual Meeting and, for ten days prior to the Annual Meeting, at our executive office at 306 Royal Poinciana Way, Palm Beach, Florida 33480.

What is a proxy?

A proxy is your legal designation of another person to vote the shares you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. When you return the enclosed proxy card, you are giving us your permission to vote your shares at the Annual Meeting as you designate on the proxy card. The people who will vote your shares at the Annual Meeting are Jeffrey H. Fisher and Mark A. Murphy.

We encourage you to complete and return a proxy, even if you currently plan to attend the Annual Meeting in person. If you vote by proxy, you may revoke your proxy or change your vote at any time prior to the final tallying of votes by (1) delivering a written notice to our corporate Secretary at or before the Annual Meeting, (2) executing and delivering a later-dated proxy at or before the Annual Meeting or (3) attending the Annual Meeting and voting in person.

How can you vote?

Shares that you own through a nominee, such as a stock broker or mutual fund, must be voted in accordance with instructions that you will receive directly from the nominee.

You can vote shares that you own in your own name by:

•	Signing and returning the proxy card in the enclosed postage-paid envelope; or

•	Casting your vote in person at the Annual Meeting.

The individuals identified on the proxy card will vote your shares as you designate when you cast your vote by signing and mailing the proxy card. If you submit a duly executed proxy card but do not specify how you wish to vote your shares, the proxy holder will vote your shares in favor of the election of trustees and at their discretion for any other matters properly submitted to a vote at the Annual Meeting.

Can you vote over the Internet?

If your shares are held in the name of a broker, bank or other nominee (i.e., in “street name”), you will receive instructions on voting your shares from that nominee. A number of brokers and banks participate in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. Telephone and Internet voting procedures are designed to authenticate your identity, allow you to vote and confirm that your vote was properly recorded. The giving of a proxy by telephone or via the Internet will not affect your right to vote in person if you decide to attend the Annual Meeting. If you vote by Internet, you may incur costs, such as usage charges from your Internet access provider or telephone company (e.g., online fees). Please do not return the enclosed proxy card if you are voting by telephone or over the Internet. If your shares are not registered in your own name and you plan to attend the Annual Meeting and vote your shares in person, you must (1) contact the broker or bank in whose name your shares are held to obtain a broker’s proxy card before the Annual Meeting, and (2) bring it to the Annual Meeting in order to vote.

Can you get Innkeepers’ annual meeting materials delivered to you electronically next year?

As noted above, if your shares are held in the name of a broker, bank or nominee, you may be able to vote your shares for the Annual Meeting via the Internet. The instructions that you receive from your broker or bank will explain how to vote via the Internet. If you vote your shares via the Internet, you can consent to electronic delivery of our future proxy statements, proxy cards and annual reports by responding affirmatively to the request for your consent when the Internet voting instructions prompt you to do so.

If you hold shares in your own name, or if your bank or broker does not provide for Internet voting, and you wish to consent to electronic delivery of our future proxy materials, please contact our Investor Relations department in writing at 306 Royal Poinciana Way, Palm Beach, FL 33480, by telephone at (561) 835-1800, or through the internet at www.innkeepersusa.com.

If you consent to electronic delivery of our future annual meeting materials, and we elect to deliver future proxy materials or annual reports electronically, you will receive a notice (by electronic or regular mail) explaining how to access the materials. You may not receive paper copies of some or all of these materials through the mail. Your consent will be effective until you revoke it. By consenting to electronic delivery you are stating to us that you currently have access to the Internet and expect to have access in the future. If you vote by Internet, you may incur costs, such as usage charges from your Internet access provider or telephone company (e.g., online fees). Because you may find electronic delivery and voting fast and convenient, and because it could save us a significant portion of the costs associated with printing and mailing these materials, we encourage you to consent to electronic delivery.

What constitutes a quorum?

A quorum of shareholders is necessary to transact business at the Annual Meeting. A quorum exists if the holders of a majority of the shares entitled to vote are present in person or represented by proxy, including proxies on which abstentions (or withholding authority to vote) are indicated. Since there were 42,774,412 Common Shares outstanding at the close of business on March 1, 2005, the presence (in person or by proxy) of holders of 21,387,207 Common Shares will constitute a quorum.

What is a Broker non-vote?

If your shares are held in the name of a broker, bank or other nominee (i.e., in “street name”), the nominee is required to provide proxy material to you and to seek and follow your instructions with respect to voting. If the nominee does not receive specific instructions from you, it may vote the shares in its discretion on all but certain non-routine matters. In the case of a non-routine matter for which it has received no voting instructions, it may not vote on the proposal. If you do not give specific voting instructions to the nominee, and the nominee returns the signed proxy card but either chooses or is not permitted to vote, this results in what is known as a “broker non-vote.” “Broker non-votes” will be treated as not present, not entitled to vote and not counted as votes cast FOR a proposal, but will be counted as shares that are present and entitled to vote for the purpose of determining the existence of a quorum.

What vote is necessary to elect trustees?

The proxy card requests your vote for the trustees who have been nominated for election this year. You may cast or withhold your vote for the trustee nominees. The affirmative vote of a plurality of the votes cast at the meeting is required to elect a trustee. In voting for the election of trustees, you may vote in favor of any nominee or withhold authority to vote for any nominee. You may not vote for persons other than Messrs. Berger and Goldsmith in the election of trustees. Shares not voted (including broker non-votes) would not affect the election of trustees except to the extent that failure to vote for a nominee results in another nominee receiving a larger proportion of votes. As we do not have competing slates of trustee nominees, broker non-votes will have no effect on the outcome of our trustee election proposal this year “FOR” or “AGAINST”. You may not abstain as to the election of trustees.

What vote is necessary to approve the other proposals described in this proxy statement?

The affirmative vote of a majority of all the votes cast at the Annual Meeting is required to approve proposals to (1) ratify PricewaterhouseCoopers, LLP as the Company’s independent auditors and (2) amend and restate the 1994 Share Incentive Plan (the “1994 Plan”), provided that the total vote cast on the proposal represents over 50% of all securities entitled to vote on the proposal. In other words, assuming a quorum is present, the number of votes cast FOR the proposal at the meeting must exceed the number of votes cast AGAINST the proposal in order for these proposals to be approved. Abstentions and broker non-votes will not be considered as votes cast for purposes of these proposals. Abstentions and broker non-votes will have the same effect as votes against the proposal, unless holders of more than 50% of all securities entitled to vote on these proposals cast votes, in which event broker non-votes will not have any effect on the result of the vote.

Under the rules of the NYSE an additional voting requirement applies to the proposal to amend and restate the 1994 Plan: (1) the number of votes cast FOR this proposal must be at least a majority of all votes cast; and (2) the total number of votes cast with respect to this proposal must represent more than 50% of all of shares entitled to vote on the proposal. The NYSE considers abstentions and votes “FOR” and “AGAINST” as votes cast, but does not consider “broker non-votes” as votes cast. Because the proposal to amend and restate the 1994 Plan is a non-routine matter under NYSE rules, brokerage firms, banks and other nominees who hold shares on behalf of their clients in “street name” are not permitted to vote the shares if the clients do not provide instructions (either to vote FOR or AGAINST or to abstain) on this proposal. Accordingly, if a majority of the shares entitled to vote are recorded as “broker non-votes” on this proposal, the proposal will not be approved even if all of the shares voted are votes FOR the proposal.

What vote is required on other proposals?

Although we do not know of any other business to be considered at the annual meeting other than the election of trustees, the amendment and restatement of the 1994 Plan and the ratification of PricewaterhouseCoopers LLP as the Company’s independent auditors, if any other business is properly presented at the annual meeting, your signed proxy card gives authority to Jeffrey H. Fisher and Mark A. Murphy, or either of them, to vote on such matters in their discretion. Unless otherwise required by our Declaration of Trust or Bylaws or by applicable Maryland law, any other matter properly presented for a vote at the meeting will require the affirmative vote of a majority of our Common Shares present and voting on such proposal.

What are the Board’s recommendations?

The Board of Trustees recommends a vote FOR the election of the nominees for trustee, the amendment and restatement of the 1994 Plan and the ratification of the independent auditor. Unless you give other instructions on your proxy card, the people named as proxy holders on the proxy card will vote FOR the election of the nominated trustees, amendment and restatement of the 1994 Plan and the ratification of the independent auditor. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Trustees or, if the Board makes no recommendation, in their own discretion.

How do we solicit proxies?

In addition to this mailing, we may solicit proxies personally, electronically or by telephone. We pay the cost of preparing, assembling and mailing the proxy card, this proxy statement, and other enclosed materials, and all clerical and other expenses of solicitation. We also reimburse brokers and other nominees for their expense in connection with sending these materials and processing your voting instructions. We do not currently expect to retain a solicitor of proxies for the Annual Meeting.

Who may attend the Annual Meeting in Person?

Shareholders as of March 1, 2005 and invited guests may attend the meeting.

CORPORATE GOVERNANCE

Independence of the Board or Trustees

The Company’s Declaration of Trust requires that a majority of the Company’s trustees must not be officers or employees of the Company, any lessee of the Company’s property, or any of their affiliates. In addition, the New York Stock Exchange (the “NYSE”), the primary trading market for the Company’s shares, requires that a majority of the trustees qualify as independent under the NYSE rules. The Board of Trustees has reviewed the Declaration of Trust requirements and the NYSE rules regarding independence. The Board has also reviewed, in light of these requirements, each trustee’s and nominee’s qualifications and relationships with the Company, its officers and other affiliates, through a review of questionnaires submitted by the trustees in connection with the 2005 Annual Meeting and previously in discussions among Board members.

The Governance Guidelines (discussed in the next section) requires the Board to determine that independent trustees have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Moreover, under the Governance Guidelines a trustee will not be considered independent if, within the preceding three years (a) the trustee was employed by the Company; (b) an immediate family member of the Trustee was an executive officer of the Company; (c) the trustee received more than $100,000 per year in direct compensation from the Company, other than trustee and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on the trustee’s continued service); (d) an immediate family member of the trustee received more than $100,000 per year in direct compensation from the Company, other than trustee and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on the trustee’s immediate family member’s continued service); (e) the trustee was affiliated with or employed by the present or former internal or external auditor of the Company; (f) an immediate family member of the trustee was affiliated with or employed in a professional capacity by the present or former internal or external auditor of the Company; (g) the trustee was employed as an executive officer of another company where any of the Company’s present executive officers serves on that company’s compensation committee; (h) an immediate family member of the trustee was employed as an executive officer of another company where any of the Company’s present executive officers serves on that company’s compensation committee; (i) the trustee was an executive officer or an employee of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues; or (j) an immediate family member of the trustee was an executive officer of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues. The Governance Guidelines provide further that a Trustee is not independent if he has a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), including, but not limited to, commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. For the purposes of these independence guidelines, the term “immediate family member” means any of the person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone (other than domestic employees) who shares the person’s home.

Based on this review, the Board has concluded, based on its business judgment, that Miles Berger, Randall L. Churchey, Thomas J. Crocker, Jack P. DeBoer, C. Gerald Goldsmith and Joel F. Zemans, representing a majority of the Board members, are independent.

Code of Conduct and Governance Guidelines

The Board has adopted a Code of Conduct for the Company, which applies to all of our employees, including Jeffrey H. Fisher, Chief Executive Officer and David Bulger, Chief Financial Officer. The Board of Trustees believes, based on its business judgment, that the Company’s Code of Conduct is designed to deter wrongdoing and to promote (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; (2) accurate, timely, and understandable disclosure in the Company’s public reports and communications; (3) compliance with the law; (4) prompt internal reporting of violations of the code; and (5) disclosure on the Company’s website of any amendment to, or waiver from, a provision of the Code of Conduct. The above summary of the Code of Conduct is qualified by reference to the complete Code of Conduct, (a) which is posted on the Company’s website, at www.innkeepersusa.com. You may obtain a copy without charge by contacting the Company’s Investor Relations Department (i) by letter at 306 Royal Poinciana Way, Palm Beach, FL 33480, (ii) by e-mail through the Company’s website, or (iii) by telephone at (561) 835-1800.

The Board has also adopted Governance Guidelines that set forth our governance philosophy and the governance policies and practices we have implemented in support of that philosophy. A copy of the Governance Guidelines are available and may be obtained as described above for our Code of Conduct.

Shareholder Proposals and Trustee Nominations

The Board of Trustees will present shareholder proposals at the 2006 annual meeting of shareholders, provided that such proposals are submitted by eligible shareholders who have complied with the relevant regulations of the SEC regarding such proposals, and with requirements of the Company’s Bylaws. A copy of our Bylaws is available upon written request addressed to the Secretary of the Company. Shareholder proposals intended to be submitted for presentation at the Company’s 2006 annual meeting of shareholders must be made in writing and must be received by the Company at its executive offices (a) no later than one hundred and twenty (120) days before the one-year anniversary of the date of this Proxy Statement, if the proposal is intended to be included in the Company’s proxy materials for the 2006 annual meeting, or (b) no more than ninety (90) days before the one-year anniversary of the Annual Meeting and no less than sixty (60) days before the one-year anniversary of the Annual Meeting, if the shareholder proposal is not intended to be included in the Company’s proxy materials for the 2006 Annual Meeting.

If you would like to submit the name of a candidate for the Governance Committee to consider as a nominee for trustee, you must send your recommendation to the attention of: General Counsel and Secretary, Innkeepers USA Trust, 306 Royal Poinciana Way, Palm Beach, FL 33480. Recommendations must include the name and address of the candidate, a brief biographical description of the candidate, a statement of the candidate’s qualifications and the candidate’s signed consent to be named in the proxy and to serve if elected. Recommendations may be sent at any time. While the Governance Committee will carefully consider any shareholder-proposed nominees, the Governance Committee has full discretion in considering its nominations to the Board. The qualifications, qualities and skills sought by the Governance Committee at any particular time will be a function of the then-current (i) character of the Company’s business, (ii) operating and regulatory environment and (iii) make-up of the Board. However, in considering any shareholder-proposed nominee, the Governance Committee believes that it will seek to determine, among other things, whether the nominee is of good character and reputation, has substantial experience with hotel investment, development or operations, and has substantial experience with public company reporting and governance requirements. The Company has not in the past, and the Governance Committee has no current intention, to pay a fee to a consultant to assist in the process of identifying or evaluating Board candidates.

Meetings of the Board of Trustees and Standing Committees

Trustee Meetings. The business of the Company is conducted under the general management of its Board of Trustees as required by the Company’s Bylaws and the laws of Maryland, the Company’s state of organization. The Board operates pursuant to an established set of written Governance Guidelines that set forth our governance philosophy and the governance policies and practices we have implemented in support of that philosophy. The Board does not manage the daily operations of the business. The Board has delegated that responsibility to the Company’s management, with whom Board members consult periodically. The Board of Trustees holds regular quarterly meetings and special meetings as necessary. The Board of Trustees held nine meetings during 2004. All incumbent trustees attended more than 75% of the aggregate number of meetings of the Board of Trustees and the meetings held by all committees of the Board on which he served.

During 2004, the Company’s non-management trustees met without management present after each regularly scheduled Board meeting, and at other times when warranted. In addition, the independent trustees (all non-management trustees other than Mr. Ruhfus) met once without management present in 2004. Miles Berger serves as independent lead trustee. As lead trustee, Mr. Berger consults with management in advance on Board meeting agendas and presides at non-management trustee executive sessions and at meetings of the independent trustees. Interested parties may communicate their concerns regarding the Company directly with the Board, the non-management trustees, or one or more trustees, including the lead trustee, by writing to: Trustee Communication, Innkeepers USA Trust, 306 Royal Poinciana Way, Palm Beach, FL 33480, Attn: General Counsel. The Company does not screen mail addressed to “Trustee Communication” and such mail will be forwarded appropriately to the Board or the individual trustees.

Audit Committee. The Board of Trustees has established an Audit Committee, which currently consists of Messrs. Churchey (Chair), Berger and Zemans. Each member of the Audit Committee is, in the business judgment of the Board, independent, financially literate as interpreted by the Board and meets the qualifications and requirements of the NYSE and the Securities and Exchange Commission (“SEC”). Mr. Churchey, the Audit

Committee’s Chairman is, in the business judgment of the Board, an “audit committee financial expert” within the meaning of SEC rules and has financial expertise within the meaning of the NYSE listing standards. The Audit Committee is responsible for appointing the independent auditors; approves the scope of audits and other services to be performed by the independent and internal auditors; reviews and approves in advance all non-audit services and related fees and assesses whether the performance of non-audit service could impair the independence of the outside auditors; reviews the results of internal and external audits, the accounting principles applied in financial reporting, and financial and operational controls; meets with the independent auditors, management representatives and internal auditors; reviews interim financial statements each quarter before the Company files its Quarterly Report on Form 10-Q with the SEC; and reviews audited financial statements each year before the Company files its Annual Report on Form 10-K with the SEC. The Audit Committee met seven times in 2004. In addition, management met with the Audit Committee Chair informally on several occasions, to review related party transactions and other matters.

Compensation Committee. The Board of Trustees has established a Compensation Committee, which currently consists of Messrs. Berger, Goldsmith (Chair) and Zemans. Each member of the Compensation Committee is, in the business judgment of the Board, independent and meets the qualifications and requirements of the NYSE. The Compensation Committee determines compensation for the Company’s executive officers and administers the 1994 Plan. The Compensation Committee met four times in 2004.

Nominating and Governance Committee. The Board has established the Nominating and Governance Committee (“Governance Committee”), which consists of Messrs. Crocker, DeBoer (Chair) and Goldsmith. Each member of the Governance Committee is, in the business judgment of the Board, independent and meets the qualifications and requirements of the NYSE. The general purposes of the Governance Committee are to identify potential new Board members, make recommendations with respect to qualifications of trustee candidates and oversee the governance of the Company, including periodically reviewing and recommending changes to the Company’s Governance Guidelines and Code of Conduct. The Governance Committee met one time in 2004.

The Governance Committee will consider qualified nominees for trustee recommended by shareholders. Recommendations must be submitted in writing to the Company’s General Counsel and Secretary and must include the name and address of the candidate, a brief biographical description of the candidate, a statement of the candidate’s qualifications and the candidate’s signed consent to be named in the proxy and to serve if elected. See “Corporate Governance—Shareholder Proposals and Trustee Nominations” on page 6 of this proxy statement for additional information.

Committee Charters. The Board has adopted charters for the Audit Committee, the Compensation Committee and the Governance Committee. All of the Board committee charters are posted on the Company’s website at www.innkeepersusa.com.

PROPOSAL I - ELECTION OF TRUSTEES

Introduction

The Company’s Declaration of Trust divides the Board of Trustees into three classes as nearly equal in number as possible. At each annual meeting of shareholders, the term of one class expires. Currently, the Board has eight members, with three members serving as Class I trustees with terms expiring in 2007, two members serving as Class II trustees with terms expiring in 2005 and three members serving as Class III trustees with terms expiring in 2006.

Nominees for Class II Trustee

The term of the current Class II trustees, Miles Berger and C. Gerald Goldsmith, expires at the Annual Meeting. Messrs. Berger and Goldsmith were elected to his current term at the 2002 Annual Meeting. The Governance Committee recommended for nomination, and the Board has nominated, Messrs. Berger and Goldsmith to serve as Class II trustees for three-year terms expiring at the Company’s annual meeting in 2008 or until their successors are elected and qualified.

Unless a shareholder specifies otherwise, or does not return the enclosed proxy, each shareholder’s Common Shares represented by the enclosed proxy will be voted FOR the election of the Class II nominees to serve as trustees until the 2008 annual meeting or until their successors are elected and qualify. The nominees have indicated their willingness to serve if elected. While not anticipated, if any nominee shall become unavailable or unwilling to serve as a trustee for any reason, the persons named as proxies on the proxy card may vote for any substitute nominee proposed by the Board of Trustees.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE

FOR THE NOMINEES FOR CLASS II TRUSTEES

The following table sets forth information as of March 1, 2005 with respect to the nominees and each other trustee whose term of office will continue after the Annual Meeting.

NOMINEES FOR CLASS II TRUSTEES

(TERMS EXPIRING 2008)

MILES BERGER, age 74, has been engaged in real estate, banking and financial services since 1950. In 1998, Mr. Berger became Chairman and Chief Executive Officer of Berger Management Services LLC, a real estate and financial consulting and advisory services company. From 1969 to 1998, he served as Vice Chairman of the Board of Heitman Financial Ltd., a real estate investment management firm. Mr. Berger served for more than thirty years, until 2001, as Chairman of the Board of MidTown Bank and Trust Company of Chicago, served as Vice Chairman of Columbia National Bank Corp. from 1965-1995 and is Chairman of the Board of Berger Financial Services, a full service real estate advisory and financial services company. Mr. Berger also serves on the Board of Directors of Medallion Bank and serves as Trustee for Universal Health Trust and is on the boards of numerous philanthropic organizations. Mr. Berger has served on the Company’s Board since September 1994.

Committees:     Audit, Compensation

C. GERALD GOLDSMITH, age 77, has been an independent investor and financial advisor since 1976. He is currently a director of American Banknote Inc. and Plymouth Rubber Co., and he is Chairman of Property Corp. International, a private real estate investment company. He has served as a director of several banks and NYSE-listed companies and various philanthropic organizations. He holds an A.B. from the University of Michigan and an M.B.A. from Harvard Business School. Mr. Goldsmith has served on the Company’s Board since September 1994.

Committees:     Compensation and Corporate Governance

INCUMBENT CLASS I TRUSTEES

(TERMS EXPIRING 2007)

RANDALL L. CHURCHEY, age 44, served as President and Chief Operating Officer of RFS Hotel Investors, Inc., a NYSE-listed hotel real estate investment trust, from November 1999 until its acquisition in July 2003. Mr. Churchey served as a director of RFS from July 2000 through July 2003. From 1997 to 1999, he served as Senior Vice President and Chief Financial Officer of FelCor Lodging Trust, Inc., a NYSE-listed hotel real estate investment trust. For approximately 15 years prior to joining FelCor, Mr. Churchey held various positions with Coopers & Lybrand, L.L.P., most recently serving as the Chairman of the Hospitality and Real Estate Practice of that firm for the Southwestern United States. Mr. Churchey currently serves on the Board of Directors of Great Wolf Resorts, Inc., a Nasdaq National Market-listed family entertainment resort company, and Education Realty Trust, a NYSE-listed student housing real estate investment trust. Mr. Churchey holds a B.S. degree in accounting from the University of Alabama and is a Certified Public Accountant. Mr. Churchey was appointed to the Board in February 2004.

Committee:     Audit

JACK P. DEBOER, age 74, is Chairman of Consolidated Holdings, Inc., a private investment company focusing on real estate development. Mr. DeBoer served as Chairman of the Board, President and Chief Executive Officer of Candlewood Hotel Company, Inc. from its inception in 1995 until it was acquired in December 2003. From October 1993 to September 1995, Mr. DeBoer was self-employed and was engaged in the development of the Candlewood extended-stay hotel concept. From 1988 to 1993, Mr. DeBoer co-founded and developed Summerfield

Hotel Corporation, an upscale extended-stay hotel chain. Previously, Mr. DeBoer founded and developed the Residence Inn franchise prior to selling the franchise to Marriott International, Inc. in 1987. Mr. DeBoer has served on the Company’s Board since November 1996.

Committee:     Corporate Governance

JOEL F. ZEMANS, age 63, has been active in the ownership and operation of real estate and banks since 1969. From 1971 through 1976, he served as Executive Vice President (and through 1984 as a Director) of Chicago Properties Corporation, a real estate development company specializing in the rehabilitation of multi-unit residential properties in Chicago. Between 1976 and 1991, Mr. Zemans served as President and Chief Executive Officer of de novo MidTown Bancorp, Inc. and its subsidiary, MidTown Bank and Trust Company of Chicago, and as Chairman and Chief Executive Officer of two wholly-owned subsidiaries, MidTown Development Corporation and Equitable Finance Corporation. He currently serves as the managing general partner of a private investment fund and as a consultant to businesses and individuals for real estate financing, investing and strategic planning. Mr. Zemans also serves on the Boards of Directors of Mid America Bank and Bright Electric Supply, and he provides pro-bono consulting to a number of not-for-profit organizations. Mr. Zemans holds both a B.A. and an M.B.A. from the University of Chicago. Mr. Zemans has served on the Board since November 2001.

Committees:     Audit and Compensation

INCUMBENT CLASS III TRUSTEES

(TERMS EXPIRING 2006)

JEFFREY H. FISHER, age 49, is Chairman of the Board, Chief Executive Officer and President of the Company, positions he has held since the Company’s formation in 1994. Between 1986 and 1994, he served as President and Chief Executive Officer of JF Hotel Management, Inc. Mr. Fisher holds a B.S. degree in Business Administration from Syracuse University, a J.D. degree from Nova University, and an L.L.M in Taxation from the University of Miami. Mr. Fisher has served on the Company’s Board since September 1994.

THOMAS J. CROCKER, age 51, is Chief Executive Officer of CRT Properties, Inc. (formerly known as Koger Equity, Inc.), a publicly-held real estate investment trust, which owns or has interests in more than 137 office buildings, containing 11.4 million rentable square feet, primarily located in 25 suburban and urban office projects in 12 metropolitan areas in the Southeastern United States, Maryland, and Texas. Prior to joining Koger Equity, Inc. on March 1, 2000, Mr. Crocker was Chairman of the Board and Chief Executive Officer of Crocker Realty Trust, Inc., a privately-held REIT, which owns and operates approximately 6.2 million square feet in 133 office buildings located in six states in the Southeast, plus more than 125 acres of developable land. Previously, Mr. Crocker was Chairman of the Board and Chief Executive Officer of Crocker Realty Trust, Inc., which was an office-based publicly-held REIT in the southeast U.S., from that company’s inception until June 30, 1996, when it merged with Highwoods Properties. Prior to forming Crocker Realty Trust, Inc., Mr. Crocker headed Crocker & Co., a privately-held firm responsible for development, leasing and property management services to approximately 1.7 million square feet of commercial property and 272 residential units. Prior to 1984, Mr. Crocker was a real estate lending officer at Chemical Bank. Mr. Crocker has served on the Company’s Board since February 1997.

Committee:     Corporate Governance

ROLF E. RUHFUS, age 60, is Chairman and Chief Executive Officer of LodgeWorks Corporation, a hotel development and management company, which owns the Sierra Suites hotel brand. Mr. Ruhfus also serves as Chairman and Chief Executive Officer of Wichita Consulting Company, L.P., an investment and consulting services company. Previously, Mr. Ruhfus served as the Chairman and Chief Executive Officer of Summerfield Hotel Corporation, a hotel development and management company and former owner of the Summerfield Suites hotel brand, since its founding in 1988 until its sale to Wyndham International, Inc. in 1998. Mr. Ruhfus served as President of the Residence Inn Company from February 1983 through July 1987 (Residence Inn was acquired by Marriott International, Inc. in July 1987). Mr. Ruhfus joined the Residence Inn Company after spending four years as Director of Marketing for VARTA Battery, Europe’s largest battery manufacturer. Prior to this position, he was a management consultant for McKinsey and Company in its Dusseldorf, Germany office. Mr. Ruhfus was a German Air Force Lieutenant, and received a bachelor’s degree from Western Michigan University in 1968. His graduate degrees include a M.B.A. from the Wharton School in 1971 and a Ph.D. in marketing from the University of Muenster in 1974. Mr. Ruhfus is a member of the international chapter of The Young Presidents Organization and serves on the board of Wyndham and several European companies. Mr. Ruhfus has served on the Company’s Board since July 1997.

COMPENSATION OF TRUSTEES

Each non-employee trustee is paid a cash fee of $24,000 per year, plus $1,250 for each Board meeting attended and $500 for each committee meeting attended ($1,000 for the Chair of the committee meeting). If a trustee attends more than one meeting on a day, an attendance fee is paid for each meeting. Each trustee also receives reimbursement of out-of-pocket expenses incurred in connection with meetings of the Board or committees. Each non-employee trustee received restricted Common Shares upon joining the Board. The Lead Trustee, currently Mr. Berger, also receives an additional cash fee of $12,500 per year.

Under the Company’s Trustee Share Incentive Plan, each non-employee trustee who was a member of the Board of Trustees at the time of the initial public offering in 1994 (i.e., Messrs. Berger and Goldsmith) has received 12,500 restricted Common Shares, all of which have vested and are no longer subject to restrictions. Non-employee trustees joining the Board after the initial public offering receive Common Shares with a fair market value of $75,000, 20% of which vest on the date of grant and 20% of which vest on each of the first four anniversaries of the date of grant, if the trustee is a member of the Board on the applicable vesting date. Messrs. DeBoer, Churchey, Ruhfus, and Zemans each received restricted share grants under these provisions when they joined the Board. All of these grants have fully vested, except for those awarded to Mr. Churchey, who joined the Board in February 2004, and Mr. Zemans, who joined the Board in November 2001. Each trustee is entitled to receive dividends paid on, and to vote, all such shares, whether vested or unvested.

Under the Trustee’s Incentive Plan, each non-employee trustee who was a member of the Board of Trustees at the time of the initial public offering in 1994 (i.e., Messrs. Berger and Goldsmith) was also granted options to purchase 5,000 Common Shares. Options were granted to the other non-employee trustees on the date that they became trustees, as follows: Mr. DeBoer received an option for 3,000 Common Shares on his appointment to the Board in November 1996, Mr. Crocker received an option for 2,000 Common Shares on his appointment to the Board in February 1997, Mr. Ruhfus received an option for 2,000 Common Shares on his appointment to the Board in June 1997, and Mr. Zemans received an option for 2,000 Common Shares on his appointment to the Board in November 2001. All of the options described above have vested and are fully exercisable. Mr. Churchey will receive an exercisable option to acquire 2,000 Common Shares upon his election to the Board at the Annual Meeting. Each non-employee trustee also receives an exercisable option to acquire 2,000 Common Shares each year.

The price per Common Share paid on the exercise of an option is the fair market value of a Common Share on the date the option is granted. The exercise price may be paid in cash, a cash equivalent acceptable to the Compensation Committee, Common Shares, or a combination thereof. Vested options can be exercised whether or not the holder is a trustee on the date of exercise. No options for Common Shares may be granted and no Common Shares will be awarded under the Trustee Share Incentive Plan after the date of the annual shareholders meeting in 2007. The share authorization, the terms of outstanding options and the number of shares for which options will thereafter be awarded shall be subject to adjustment in the event of a share dividend, share split, combination, reclassification, recapitalization or other similar event. All options and share awards will become fully exercisable and vested on a change of control (as defined in the Trustee Share Incentive Plan), and in the event a trustee ceases to serve on the Board on account of death or disability.

During 2004, the Company did not make any contributions to charitable entities for which a trustee serves as an executive officer.

Compensation Committee Interlocks and Insider Participation

Each Compensation Committee member is, in the business judgment of the Board, independent within the meaning of applicable NYSE rules, and no Compensation Committee interlocks exist or existed in 2004.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes compensation paid or accrued by the Company from January 1, 2002 through December 31, 2004.

Long Term Compensation
Name and Principal Position	Year		Annual Compensation		Restricted Share Awards (1)		Securities Underlying Option/ SAR
			Salary	Bonus
Jeffrey H. Fisher Chairman, Chief Executive Officer and President	2004 2003 2002	(2) (2)	$ 350,000 $ 329,030 $ 313,300	$ 375,000 $ 150,000 $ 150,000	$ 296,800 $ 735,000 —	(3) (3)	— — —

David Bulger (4) Executive Vice President, Chief Financial Officer and Treasurer	2004 2003 2002		$ 220,000 $ 206,700 $ 196,690	$ 100,000 $ 50,000 $ 50,000	$ 42,400 $ 210,000 —	(3) (3)	— — —

Mark A. Murphy General Counsel and Secretary	2004 2003 2002		$ 220,000 $ 206,700 $ 196,690	$ 100,000 $ 50,000 $ 50,000	$ 42,400 $ 210,000 —	(3) (3)	— — —

Gregory M. Fay (5) Chief Administrative and Accounting Officer	2004 2003 2002		$ 185,652 $ 206,700 $ 196,690	$ — $ 50,000 $ 50,000	— $ 210,000 —	(3)	— — —

(1)	At January 1, 2005, an aggregate of 55,000 unvested restricted Common Shares, with an aggregate value of $781,000 (based on the closing market price of the Common Shares of $14.20 on December 31, 2004), were held as follows: Mr. Fisher - 35,000 shares; Mr. Bulger - 10,000 shares; and Mr. Murphy – 10,000 shares. Dividends are paid on unvested restricted Common Shares as and when dividends are paid on Common Shares generally, and holders of unvested restricted Common Shares receive the dividends.

(2)	In 2002 and part of 2003, Mr. Fisher also received a salary and bonus from Innkeepers Hospitality, Inc., and its affiliates, which leased and operated most of the Company’s hotels.

(3)	In May 2004, Mr. Fisher received a grant of 35,000 restricted shares and Messrs. Bulger and Murphy each received grants of 5,000 restricted shares. All of the restricted shares granted in May 2004 vested in January 2005. In June 2003, Mr. Fisher received a grant of 105,000 restricted shares and Messrs. Bulger and Murphy each received grants of 30,000 restricted shares. The restricted shares vest three years from the date of grant subject to earlier vesting if certain performance targets are achieved. Of the restricted shares granted to Mr. Fisher in June 2003, 35,000 shares vested in each of January 2004 and January 2005. Of the restricted shares granted to Mr. Bulger in June 2003, 10,000 shares vested in each of January 2004 and January 2005. Of the restricted shares granted to Mr. Murphy in June 2003, 10,000 shares that would have vested in January 2004 were deferred under the executive and trustee deferred compensation plan and 10,000 shares vested in January 2005. Mr. Murphy has deferred the vesting of a total of 32,000 shares under the deferred compensation plan. Messrs. Fisher and Bulger have made no deferral elections.

(4)	Mr. Bulger is retiring from the Company, on a date expected to be on or before the date of the Annual Meeting.

(5)	Mr. Fay left the Company in November 2004. In connection with his separation from the Company, Mr. Fay received severance of $392,500 and 25,000 restricted common shares held by him vested.

Equity Compensation Plans

Currently, the 1994 Plan, the Company’s share incentive plan for employees and officers, reserves 3,700,000 Common Shares for issuance (a) upon the exercise of incentive share options and non-qualified options or (b) as restricted shares and performance shares. The Company may currently grant up to 1,200,000 restricted shares and performance shares under the 1994 Plan. The 1994 Plan was approved by the Company’s shareholders. As of December 31, 2004, options to acquire 1,281,500 Common Shares had been awarded under the 1994 Plan, and 971,638 restricted Common Shares had been awarded under the 1994 Plan.

The Company’s non-employee trustees share incentive plan (“Trustees Plan”) provides for the grant of incentive share options and restricted shares to trustees. The Trustees Plan has been approved by the Company’s shareholders. As of December 31, 2004, options to acquire 100,000 Common Shares have been awarded under the Trustees Plan, and 75,053 restricted Common Shares have been awarded under the Trustees Plan.

The following table provides additional information about the Company’s equity compensation plans described above, as of December 31, 2004.

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted- average exercise price of outstanding options, warrants and rights(1)	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)(1)
Equity Compensation Plans Approved by Shareholders	1,003,000	$11.99	1,444,612
Equity Compensation Plans Not Approved by Shareholders	—	—	—

(1)	Currently, under the 1994 Plan, the Company may grant up to 1,200,000 restricted Common Shares and performance shares. At December 31, 2004, 228,362 shares remained available for issuance in the form of restricted or performance shares under the 1994 Plan. Under the Trustees Plan, 24,947 shares remained available for issuance in the form of restricted shares.

2004 Option Grants

No options or separate share appreciation rights were granted during the 2004 fiscal year to the named executives of the Company.

Aggregated Option Exercises in 2004 and Year-End Option Values

The following table sets forth information regarding the exercise of options during the Company’s 2004 fiscal year by its executive officers and regarding unexercised options at December 31, 2004.

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2004 Exercisable/ Unexercisable	Value of Unexercised In-the- Money Options at December 31, 2004 Exercisable/ Unexercisable(1)
Jeffrey H. Fisher	250,000	$365,278	998,500/—	$2,214,575/—
David Bulger	20,000	$42,289	—/—	—
Mark A. Murphy	—	—	—/—	—
Gregory M. Fay	—	—	—/—	—

(1)	In-the-money options are those for which the 2004 year-end market price of the underlying Common Shares exceeded the exercise price of the option. The value of the in-the-money options is the difference between the market price (determined on the basis of the closing price as reported by the NYSE on the last trading day of 2004) of the Common Shares ($14.20 per share) and the exercise price of the option multiplied by the number of shares underlying the option.

Employment Arrangements

The Company has entered into an employment agreement with Mr. Fisher, which expires in January 2006. The employment agreement provides for an annual base salary to Mr. Fisher of $350,000 for 2005. The employment agreement also provides for an annual cash performance bonus, subject to a $250,000 maximum, if the Company meets certain financial goals set by the Compensation Committee. In addition, the Compensation Committee may award Mr. Fisher an annual cash discretionary bonus of up to $175,000.

The Board has adopted an executive compensation plan governing the compensation of Messrs. Bulger and Murphy for 2005. The executive compensation plan, for each covered executive, (i) sets an annual base salary of $220,000, (ii) provides for annual cash performance bonuses if the Company meets certain financial goals, subject to a maximum of $75,000, and (iii) permits the Compensation Committee to award an annual cash discretionary bonus of up to $75,000.

Mr. Fisher’s employment agreement and the executive compensation plan entitle the executives to customary fringe benefits, including vacation, life insurance, health insurance, as well as the right to participate in any other benefits or plans established for any management-level employees. The Company maintains a 401(k) plan, health insurance and other benefits generally available to all employees. The Company also maintains a deferred compensation plan that is available only to trustees and executive officers, under which a participant may defer up to 25% of their annual compensation, although the Compensation Committee may, in its discretion, approve a higher percentage. The Company makes no matching contributions to the deferred compensation plan, but does pay for its administrative cost. Persons deferring the vesting of restricted shares under the deferred compensation plan may elect, rather than to defer receipt of dividends paid on deferred shares, to receive from the Company a taxable payment equal to the dividends paid on such shares.

The Company has entered into severance agreements with each of Messrs. Bulger and Murphy. Mr. Fisher’s employment agreement and the other executives’ severance agreements each permit the Company to terminate the executive for ‘cause’, without incurring any severance or other payment obligation. Mr. Fisher’s employment agreement defines ‘cause’ to include (a) conviction of a crime involving an act of dishonesty or moral turpitude (other than simple misdemeanors), (b) theft of or intentional infliction of damage to Company property or business opportunity, (c) abuse of alcohol or drugs as determined by a physician, or (d) engaging in gross dereliction of duties, repeated refusal to perform assigned duties consistent with his position or repeated violation of written policies after written warning. The other executives’ severance agreements define ‘cause’ to include (i) breaching the severance agreement, including its non-disclosure provisions, (ii) violating any company policy if such violation has a significant detrimental affect on the Company, (iii) entering a plea of nolo contendere or guilty with respect to a violation of, or is adjudicated to have violated, any law constituting a felony or a crime (that constitutes at least a misdemeanor) of dishonesty or involving moral turpitude, (iv) committing an act that is fraudulent or dishonest, that is reasonably likely to discredit the Company and that results in a substantial amount of negative publicity for, or that materially damages the reputation or good standing of, the Company or its affiliates, (v) failing to carry out specific, material and legal directives of the Board or of the executive’s supervisor, or failing or refusing (after notice and a 30 day cure period) to adequately perform duties that have been assigned to the executive, in each case that are consistent with his job responsibilities.

Mr. Fisher’s employment agreement and the other executives’ severance agreements each provide for certain severance payments in the event of death or disability, upon termination by the Company in breach of the agreement (i.e., other than for ‘cause’) or upon an executive’s resignation for ‘good reason’. Under Mr. Fisher’s employment agreement, ‘good reason’ includes (i) a material modification of his duties without his consent, (ii) preventing him from carrying out responsibilities consistent with his position, (iii) requiring him to relocate outside of a 50-mile radius from the corporate office location or (iv) a reduction in his annual base salary. Under the other executive’s severance agreements, a ‘good reason’ includes, without limitation, (a) reducing the executive’s annual base salary or bonus potential, (b) changing the executive’s position or responsibilities in a manner not representing a promotion, (c) materially modifying the executive’s duties without consent, or (d) requiring the executive to relocate outside of a 30-mile radius. In any such event, the Company would have to pay Mr. Fisher three (3) times, or either of Messrs. Bulger and Murphy one and one-half (1.5) times, the executive’s then-current annual salary, plus any other unvested, accrued or deferred compensation.

Mr. Fisher’s employment agreement and the other executives’ severance agreements also provide for severance payments under certain circumstances upon termination of employment in connection with a “change of control” of the Company. If either the Company or Mr. Fisher terminates his employment after a change of control, Mr. Fisher’s employment agreement provides that he would receive three (3) times his then-current annual salary and bonus, plus any other unvested, accrued or deferred compensation. Under the other executives’ severance agreements, if, within eighteen (18) months of a change of control, the executive is terminated for any reason other than for ‘cause’, or if the executive terminates his employment for ‘good reason’, the executive would receive two and one-half (2.5) times the executive’s then-current annual salary and bonus, plus any other unvested, accrued or deferred compensation. The Company is also responsible for any excise taxes on “excess parachute payments” that may result from such payments.

Mr. Fisher’s employment agreement defines a “change of control” as (a) a person (together with his affiliates) becoming, or entering into an agreement to become, the owner of 30% of more of the Company’s voting shares (other than as a result of a Company share buy-back or share consolidation), (b) the Company entering into an agreement involving the transfer of 50% or more of the Company’s total assets, (c) the Company entering into an agreement to merge or consolidate, (d) the date members of the Board on the effective date of the agreement cease to constitute a majority of the Board or (e) a complete liquidation or dissolution of the Company. The other executives’ severance agreements define a change of control to include (a) the Company becoming a subsidiary of, or merged with, another entity, which entity is not controlled by the Company or its shareholders immediately after the transaction, (b) 51% or more of the voting power of shares immediately after the transaction not being held by persons or entities who were shareholders of the Company immediately before the transaction, (c) substantially all of the assets of the Company being transferred to a person or entity not controlled by the Company or its shareholders at the time of the transaction, or (d) the individuals who were members of the Board when the severance agreements were executed cease for any reason to constitute a majority of the members of the Board.

Because Mr. Fisher owns the entity that manages substantially all of our hotels pursuant to management agreements with our taxable REIT subsidiaries, and in order to permit that entity to qualify as an ‘eligible independent contractor’, Mr. Fisher’s employment agreement permits him to be the principal owner and serve as a director of entities engaged in the hotel management business, and to devote business time to those companies, provided that (i) such activities do not interfere with the performance of his duties to the Company and (ii) he does not serve as an officer or employee of, or receive compensation for service as a director of, any such entity providing hotel management services to the Company or its affiliates.

In connection with the retirement of Mr. Bulger, the Company and Mr. Bulger entered into a separation agreement, which provides for Mr. Bulger to continue in his duties until a mutually agreeable date which shall be (i) no earlier than filing with the SEC of the Company’s 2004 Annual Report on Form 10-K and (ii) no later than (1) the filing with the SEC of the Company’s Form 10-Q for the quarter ended March 31, 2005 and (2) the date of the Company’s 2005 annual shareholders meeting. Upon Mr. Bulger’s separation from the Company, Mr. Bulger will receive a cash severance payment to Mr. Bulger of no more than $342,500; and the vesting of 10,000 restricted common shares of the Company held by Mr. Bulger.

Executive Officers

Information on our executive officers is set forth below.

Jeffrey H. Fisher is the Company’s Chairman of the Board, Chief Executive Officer and President. For additional information about Mr. Fisher, please see page 9.

David Bulger, age 51, is the Company’s Executive Vice President, Chief Financial Officer and Treasurer. He has served as Chief Financial Officer and Treasurer since April 1995 and has served as Executive Vice President since January 1, 2001. Mr. Bulger is retiring from the Company, on a date expected to be on or before the date of the Annual Meeting.

Mark A. Murphy, age 43, is the Company’s General Counsel and Secretary, a position he has held since April 1997. Prior to joining the Company, Mr. Murphy was an attorney at the law firm of Hunton & Williams.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee is responsible for (I) setting executive compensation, (II) setting targets for executive performance-based compensation, (III) awarding discretionary performance bonuses to executives and (III) awarding share, option and other grants under our share incentive plan. The Compensation Committee also reviews the compensation proposed by management for certain other employees of the Company. Each Compensation Committee member is independent as determined by the Board of Trustees, in its business judgment, under the rules of the New York Stock Exchange.

The Committee strives for compensation policies which (a) attract and retain competent senior managers, (b) motivate managers to attain the Company’s goals, (c) enable managers to share both in the Company’s risks and rewards, (d) tie managers’ interests to the creation of shareholder value and (e) are determined with reference to the compensation of similarly situated employees of generally comparable companies.

There are three components of the Company’s executive compensation: (1) base salary, (2) annual bonuses and (3) long-term share incentive compensation. Mr. Fisher’s employment agreement, which establishes his compensation, was amended and extended through January 3, 2006. The Compensation Committee adopted an executive compensation plan applicable to 2005 for Messrs. Bulger and Murphy.

Base Salary. The Company’s executive compensation is, primarily, market based. The Company has, however, retained sufficient flexibility to attract and retain performers with the necessary skills to achieve and promote the Company’s business strategies. In establishing the base salaries of the executives, the Compensation Committee considered (a) the responsibilities of each officer, (b) each officer’s experience, (c) the salaries of officers with similar responsibilities at real estate companies, other REITs in general and other hotel REITs, specifically, (d) the competitive market that exists for personnel with the experience and skill sets of the Company’s officers, and (e) the responsibilities of each officer in light of the size, scope and geographic dispersion of the Company’s asset base. The compensation committee is reviewing 2005 executive base salaries, which currently remain unchanged from 2004 at $350,000, $220,000 and $220,000 for Messrs. Fisher, Bulger and Murphy.

Annual Bonuses. Mr. Fisher’s employment agreement and the executive compensation plan for the other executive officers established an annual cash bonus for the officers based, in substantial part, on the attainment of annual funds from operations (“FFO”) per share goals set by the Compensation Committee at the beginning of the year. The officers (including Mr. Fisher) will not earn any performance bonus if a minimum FFO per share goal is not achieved, and bonuses may exceed the target bonus amounts (subject to a pre-set maximum) if higher FFO per share results are achieved. For 2004, The Compensation Committee determined that the FFO per share goals were achieved and Mr. Fisher received a $250,000 cash bonus under these provisions, and Messrs. Bulger and Murphy received cash bonuses of $75,000 each under these provisions. Additional annual cash bonuses are payable in the discretion of the Compensation Committee (subject to a pre-set maximum). After each year-end, the Compensation Committee reviews the performance of the Company (including earnings growth and shareholder returns) and the individual performance of each executive officer in determining whether to award discretionary bonuses for the prior year. For 2004, Mr. Fisher received a discretionary cash bonus of $125,000 and each of Messrs. Bulger and Murphy received discretionary cash bonuses of $25,000. The Company has not yet established annual cash bonus performance goals for 2005. The Compensation Committee has retained an independent compensation consultant to advise it with respect to the Company’s short-term and long-term compensation goals and practices.

Long-Term Incentives. The Compensation Committee seeks to reward long-term performance. The Compensation Committee believes that it is essential for the Company’s compensation program to maintain the flexibility to reward contributions which may not be immediately reflected in quantitative performance measures, but which are important to the Company’s long-term success. In determining whether to award grants under the 1994 Plan, the Committee considers (a) whether and to what extent the grants would further its compensation goals and (b) the incentive plans of the Company’s REIT peers (as reflected in compilations, including the annual survey by the National Association of Real Estate Investment Trusts). The Compensation Committee has made non-cash compensation a significant part of the executives’ total compensation package. The Compensation Committee believes that the awards made to date encourage and reward performance by tying the value, or increases in the value, of those awards to the creation of shareholder value. In approving awards, the Compensation Committee will consider, among other factors, (i) growth in earnings, (ii) the operating environment, (iii) the growth of the Company’s asset base, (iv) the scope of an officer’s responsibilities, (v) awards made to executive officers of other REITs, and specifically other REITs which invest in hotel properties, and (vi) an officer’s efficiency. In recent years, the Compensation Committee has awarded executives restricted Common Shares exclusively, and has not awarded options to acquire Common Shares. In 2004, Mr. Fisher was granted 35,000 restricted shares, and Messrs. Bulger and Murphy were each granted 5,000 restricted shares. The shares vested in January 2005. No other awards were made under the 1994 Plan in 2004 and no awards have been made under the 1994 Plan in 2005 to date.

The Compensation Committee intends that significant percentages of most awards will vest in the recipient over time and be subject to forfeiture if the recipient leaves the Company prior to vesting and/or achieving performance goals. The Compensation Committee believes that such awards closely align the interests of our executives with the long-term interests of our shareholders, because their value over time is directly linked to our Common Share market price. While the Committee has focused on long-term incentives, it also recognizes that short-term share incentive compensation can be an important factor in retaining key employees and encouraging share ownership. In recognition of this principle, the Compensation Committee has considered the benefits of dividends that are paid on restricted share awards, which provide additional cash annually to the recipient while the recipient bears the risk of forfeiture until the underlying shares have fully vested.

The Compensation Committee also recognizes that it can provide incentives for superior performance by non-executive employees through the prudent use of non-cash compensation. The Compensation Committee expects that substantially all of the compensation of the non-executive employees of the Company will be paid in the form of cash. However, the Compensation Committee has authorized the grant of restricted Common Shares and options under the 1994 Plan to certain non-executive employees based on the employees’ importance to the Company, position, seniority and such other factors as the Company’s Chief Executive Officer deems relevant. At December 31, 2004, 8,200 restricted Common Shares and options to acquire 15,200 Common Shares (including exercised options for 2,250 Common Shares) had been granted to non-executive employees of the Company.

With respect to annual compensation of any of the Company’s executive officers that may exceed $1 million in any year, the Company evaluates the limit on tax deductibility of compensation in excess of that amount established under the Omnibus Budget Reconciliation Act of 1993. The 1994 Plan allows for the grant of options and certain cash and share incentive awards that qualify as performance-based compensation, which is exempt from the limit.

The foregoing has been furnished by the members of the Compensation Committee for the year ended December 31, 2004.

COMPENSATION COMMITTEE

C. Gerald Goldsmith (Chair) Miles Berger Joel F. Zemans

The foregoing Compensation Committee Report shall not be deemed to be incorporated by reference into any of the Company’s filings with the SEC, except as specified by the Company in any such filing.

PERFORMANCE GRAPH

The following graph compares the change in the Company’s total shareholder return on Common Shares for the period January 1, 2000 through December 31, 2004, with the changes in the Standard & Poor’s 500 Stock Index (the S&P 500 Index) and the SNL Financial Hotel REIT Index (“Hotel REIT Index”) for the same period, assuming a base share price of $100 for the Common Shares, the S&P 500 Index and the Hotel REIT Index for comparative purposes. The Hotel REIT Index is comprised of fifteen publicly traded REITs which focus on investments in hotel properties. Total shareholder return equals appreciation in stock price plus dividends paid and assumes that all dividends are reinvested. The performance graph is not necessarily indicative of future investment performance. We do not make or endorse any predictions as to future share price performance.

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Innkeepers USA Trust	100.00	151.52	146.59	119.99	134.20	231.24
S&P 500*	100.00	91.20	80.42	62.64	80.62	89.47
SNL Hotel REITS Index	100.00	143.07	133.77	131.97	172.21	228.43

Source: SNL Financial LC

*	Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2004. Used with permission. All rights reserved. crsp.com.

The performance comparisons noted in the performance graph and accompanying table above shall not be deemed incorporated by reference into any of the Company’s filings with the SEC, except as specified by the Company in any such filing.

PROPOSAL II - AMENDMENT AND RESTATEMENT OF 1994 PLAN

General. The Board of Trustees propose that the shareholders of the Company approve the amendment and restatement of the 1994 Share Incentive Plan. The Board believes that the Plan furthers the Board’s philosophy of closely aligning the interests of the Company’s shareholders and management through incentive compensation that encourages and rewards performance. The continuation of the Plan also will enable the Company to maintain a total compensation program that combines salary, bonus and long-term share incentives to encourage management strategies and actions that will continue to build shareholder value. For these reasons, the Company recommends a vote FOR Proposal II.

The Plan was approved by the Company’s founding shareholders prior to the initial public offering in 1994. The Plan was amended to increase the number of Common Shares authorized for issuance under the Plan, and that amendment was approved by shareholders at the 1997 annual meeting.

As of March 10, 2005, the Board approved the amended and restated 1994 Plan, subject to the approval of shareholders. The amendments to the Plan (i) increase the number of Common Shares that may be issued under the Plan, (ii) prohibit the re-pricing of options (other than changes to reflect changes in the Company’s capitalization) unless such action is approved by shareholders, (iii) provide that the term of an option shall not exceed ten years, (iv) change the date on which certain excise tax indemnification payments must be made, (iv) require shareholder approval of amendments that must be submitted to shareholders under the rules of the New York Stock Exchange and (v) extend the term of the Plan until March 10, 2015.

The following paragraphs summarize the more significant features of the Plan and the amendments to the Plan identified in the preceding paragraph. The Company will provide promptly, upon request and without charge, a copy of the full text of the Plan to each person to whom a copy of this proxy statement is delivered. Requests should be directed to Investor Relations, Innkeepers USA Trust, 306 Royal Poinciana Way, Palm Beach, FL 33480, or through the Company’s website at www.innkeepersusa.com. The proposed amended and restated 1994 Plan is attached as Exhibit A.

Administration. The Plan is administered by the Compensation Committee, although the Compensation Committee may delegate its authority and responsibilities under the Plan to one or more officers of the Company. The Compensation Committee may not, however, delegate its authority with respect to grants and awards to individuals subject to Section 16 of the Securities Exchange Act of 1934 (“Exchange Act”). As used in this summary, the term “Administrator” means the Compensation Committee or its delegate, as appropriate. The Administrator generally has the authority, within limitations described in the Plan, (i) to establish rules and policies concerning the Plan, (ii) to determine the persons to whom share options, share appreciation rights (“SARs”), Common Shares, cash incentive awards and performance shares may be granted, (iii) to fix the number of Common Shares to be covered by each award and the value of incentive awards, and (iv) to set the terms of each award. Each type of award is described below.

Eligibility. Each employee of the Company, or an Affiliate (as defined in the Plan), including an employee who is a member of the Board, is eligible to participate in the Plan. The Administrator selects the individuals who will participate in the Plan (“Participants”). Under the Plan, no Participant may be granted, in any calendar year, options for more than 750,000 Common Shares or SARs for more than 750,000 Common Shares. Options granted with related SARs shall be treated as a single award for purposes of applying the limitation in the preceding sentence. Also, no Participant may be granted, in any calendar year, a share award of more than 150,000 Common Shares or an award of more than 150,000 performance shares. In addition, no Participant may receive a cash incentive award payment in any calendar year that exceeds the lesser of (i) $300,000 and (ii) 150% of the Participant’s base salary (prior to any salary reduction or deferral election) as of the date of grant of the incentive award.

Options. Options granted under the Plan may be incentive share options (“ISOs”) or nonqualified options. An option entitles a Participant to purchase Common Shares from the Company at the option price. The option price may be paid in cash, with Common Shares, or with a combination of cash and Common Shares. The option price is fixed by the Administrator at the time the option is granted, but the price cannot be less than the shares’ fair market value on the date of grant. As amended, the Plan provides that the option price may not be reduced (by an amendment or substitution of the option or otherwise) except (i) to reflect changes in the Company’s capitalization or (ii) as approved by shareholders. No Participant may be granted ISOs or related SARs (under all incentive share option plans of the Company and its Affiliates) which are first exercisable in any calendar year for shares having an aggregate fair market value (determined as of the date the ISO was granted) that exceeds $100,000. The term of an option cannot exceed ten years.

The Administrator may also grant performance based dividend equivalent rights (“Performance Awards”) in tandem with newly granted or outstanding options. A Performance Award entitles a Participant to receive a cash payment for all dividends that would have been paid on each Common Share for which the related option is exercised, during the period from the date of grant of the option (or, if later, the date of grant of the Performance Award) through the exercise date or dates of the option, had each such Common Share been held by the Participant throughout that period. A Performance Award will vest only if the performance measures designated by the Administrator are satisfied for the period designated by the Administrator. In the absence of any such designation, (i) the performance period will be the five year period beginning on the date of grant; provided, however, that the performance period will end on such earlier date on which (a) a Change of Control (as defined below) occurs, (b) the Participant’s employment is terminated by the Company without cause or (c) the Participant’s employment ceases due to death or disability, and (ii) the measure of performance will be achievement of a 15% annual compounded increase in the fair market value of an investment in Common Shares during the performance period, assuming all dividends paid are reinvested in Common Shares. Settlement of a Performance Award will be made on the last day of the performance period or, if later, the exercise date or dates of the option, provided that a Participant is an employee of the Company at the end of the performance period.

If provided in the option agreement, the Administrator may grant nonqualified share options that are transferable to a Participant’s spouse, children or grandchildren, to trusts for the benefit of such persons, or to partnerships in which those persons are the only partners, on such terms and conditions as may be permitted under Exchange Act Rule 16b-3 from time to time. The option will continue to be subject to the same terms and conditions following the transfer, and no such transferee may transfer the option other than by will or the laws of descent and distribution. An option and any Corresponding SAR (defined below) that relates to the option must be transferred to the same persons or entities.

SARs. SARs may be granted under the Plan in relation to option grants (“Corresponding SARs”) or independently of option grants. The difference between these two types of SARs is that to exercise a Corresponding SAR, the Participant must surrender unexercised that portion of the option to which the Corresponding SAR relates and vice versa. SARs entitle the Participant to receive a payment based on a formula determined by the Administrator and set forth in an agreement with the Participant. In the absence of such a determination, the Participant is entitled to receive the excess of the fair market value of a Common Share on the date of exercise over the initial value of the SAR. The initial value of an SAR that is granted independently of an option is the fair market value of a Common Share on the date of grant. The initial value of a Corresponding SAR is the option price per share of the related option. The amount payable upon the exercise of an SAR may be paid in cash, Common Shares, or a combination of the two as provided in the SAR agreement. The Administrator may also grant SARs that are transferable, subject to the same general conditions described above under “Options.”

Share Awards. Under the Plan, Participants may be granted share awards. A Participant’s rights in a share award may be nontransferable or forfeitable or both unless certain conditions prescribed by the Administrator, in its discretion, are satisfied. These conditions may include, for example, a requirement that the Participant continue employment with the Company for a specified period or that the Company or the Participant achieve performance-related objectives such as earnings per share, fair market value, return on assets, the Company’s return on equity, total earnings, earnings growth, return on capital, Common Share price appreciation, funds from operations growth, or other objectives. The vesting period shall be one year if the vesting conditions are performance-related. If the vesting conditions are not performance-related, full vesting will not occur sooner than three years after the award date.

Performance Share Awards. The 1994 Plan also provides for the award of performance shares. A performance share award entitles the Participant to receive a payment equal to the fair market value of a specified number of Common Shares if certain standards are met. The Administrator prescribes the requirements that must be satisfied before a performance share award is earned. Those standards may be based on the fair market value of the Common Shares, return on assets, earnings per share, the Company’s return on equity, total earnings, earnings growth, return on capital, Common Share price appreciation, funds from operations growth, or other objectives. To the extent that performance shares are earned, the obligation may be settled in cash, in Common Shares (including restricted shares), or by a combination of the two. The period in which performance is measured must be at least one year. The Administrator may also award performance shares that include dividend equivalent rights. The rights will entitle a Participant to receive a cash payment for accumulated dividends that would have been paid during the period described in the following sentence, without interest or compounding, on the number of Common Shares for which the performance share award is settled. The payment is determined over the period from the date of grant through the date of settlement of the performance share award, and is paid only to the extent that the performance criteria for earning the performance share award are met. If provided in the performance shares agreement, the Administrator may also grant performance shares that are transferable, subject to the same general conditions described above under “Options.”

Incentive Awards. A Participant may also receive a cash incentive award that will be earned if stated performance objectives and any other conditions prescribed by the Administrator are met. Performance objectives may be stated with respect to the Company’s return on equity, total earnings, earnings growth, return on capital, Common Share price appreciation, funds from operations growth or other measures that the Administrator selects. The Administrator may also provide in an incentive award agreement that the award is transferable, subject to the same general conditions described above under “Options.”

Change of Control and Other Acceleration Events. All options, SARs, share awards, performance shares and incentive awards will be exercisable, vested or earned upon a “Change of Control” of the Company (as defined below). In addition, if Participant incurs an excise tax under Code section 4999, and any payment under the Plan is deemed a “parachute payment” under that Code section, the Company will indemnify the Participant for his excise tax liability, including additional excise, income and employment taxes incurred as a result of the initial indemnification payment. As amended, the Plan provides that this payment will be made no later than the required filing date of the Participant’s tax return (rather than twenty days after the due date as currently provided in the plan). Under the Plan, “Change of Control” means the occurrence of one of the following events: (i) any person or entity (other than certain entities related to the Company prior to the occurrence of the Change of Control), together with any associate or affiliate of the person or entity (as those terms are used in Exchange Act Rule 12b-2) acquires or enters into an agreement for acquisition of beneficial ownership of at least thirty percent (30%) of the Company’s then outstanding securities entitled to vote generally in the election of the Board; (ii) the Company enters into any agreement with a person or entity that involves a transfer of at least fifty percent (50%) of the Company’s total assets on a consolidated basis, as reported in the Company’s consolidated financial statements filed with the Securities and Exchange Commission; (iii) the Company enters into any agreement to merge or consolidate the Company or to effect a statutory share exchange with another entity, regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation or statutory share exchange; or (iv) the Continuing Trustees cease for any reason to constitute a majority of the Board. For this purpose, “Continuing Trustee” means any member of the Board, while a member of the Board and (i) who was a member of the Board on March 1, 1997 or (ii) whose nomination for or election or appointment to the Board was recommended or approved by a majority of the Continuing Trustees.

Share Authorization. All awards made under the Plan will be evidenced by written agreements between the Company and the Participant. A maximum of 4,700,000 Common Shares may be issued under the Plan. Prior to amendment, the maximum aggregate number of Common Shares that could be issued under the Plan was 3,700,000 shares. The Plan, as amended, also provides that no more than 2,200,000 Common Shares may be issued as share awards and in full or partial settlement of an award of performance shares (which limit was 1,200,000 shares before the amendment). These share limitations and the terms of outstanding awards will be adjusted, as the Compensation Committee deems appropriate, in the event of a share dividend, share split, combination, reclassification, recapitalization or other similar event.

Termination and Amendment. No option, SAR, share award, performance shares, or incentive award may be granted under the Plan after March 10, 2015. The Board may amend or terminate the Plan at any time, but an amendment will not become effective without shareholder approval if the amendment changes the eligibility requirements or increases the maximum number of Common Shares that may be issued under the Plan. The Plan, as amended, also requires shareholder approval of any amendment that must be approved by shareholders under the rules of the New York Stock Exchange.

Awards. As of March 1, 2005, the Company has granted awards under the Plan covering a total of 2,253,138 Common Shares to executive officers and employees as a group. Of that total, the Company has granted options to purchase 1,281,500 Common Shares, and has granted share awards for 971,638 Common Shares. Except for the awards already outstanding, neither the number of individuals who will be selected to participate in the Plan nor the type or size of awards that will be approved by the Compensation Committee can be determined.

Federal Income Taxes. The Company has been advised by counsel regarding the federal income tax consequences of the Plan. No income is recognized by a Participant at the time an option is granted. If the option is an

ISO, no income will be recognized upon the Participant’s exercise of the option. Income is recognized by a Participant when he disposes of shares acquired under an ISO.

The exercise of a nonqualified share option generally is a taxable event that requires the Participant to recognize, as ordinary income, the difference between the shares’ fair market value and the option price.

No income is recognized upon the grant of an SAR. The exercise of an SAR generally is a taxable event. A Participant generally must recognize income equal to any cash that is paid and the fair market value of Common Shares that are received in settlement of an SAR.

A Participant will recognize income on account of a share award on the first day that the shares are either transferable or not subject to a substantial risk of forfeiture. The amount of income recognized by the Participant is equal to the fair market value of the Common Shares received on that date.

No income is recognized upon the award of performance shares. A Participant will recognize income on account of the settlement of a performance share award. A Participant will recognize income equal to any cash that is paid and the fair market value of Common Shares (on the date that the shares are first transferable or not subject to a substantial risk of forfeiture) that are received in settlement of the award.

No income is recognized on the grant of an incentive award. A Participant will recognize income on settlement of an incentive award equal to the amount of cash for which the award is settled.

The employer (either the Company or its Affiliate) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option or an SAR, the vesting of a share award and the settlement of a performance share award or an incentive award. The amount of the deduction is equal to the ordinary income recognized by the Participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain dispositions of Common Shares acquired upon the exercise of an ISO.

THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDED AND RESTATED 1994 PLAN.

OWNERSHIP OF THE COMPANY’S COMMON SHARES

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth share ownership information, as of February 1, 2005, regarding (a) each trustee, (b) each executive officer and (c) all trustees and executive officers as a group. To the Company’s knowledge, other than as set forth in the table below, there are no persons beneficially owning more than five percent (5%) of the Company’s Common Shares. Unless otherwise indicated, the shares are owned directly and the indicated person has sole voting and investment power.

	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)		PERCENT OF CLASS (1)
Jeffrey H. Fisher	2,321,200	(2)	5.9%

David Bulger	55,000	(3)	*

Mark A. Murphy	94,875	(4)	*

Miles Berger	25,500	(5)	*

Randall L. Churchey	10,437	(6)	*

Thomas J. Crocker	21,660	(7)	*

Jack P. DeBoer	1,233,256	(8)	3.1%

C. Gerald Goldsmith	25,500	(9)	*

Rolf E. Ruhfus	959,791	(10)	2.5%

Joel F. Zemans	17,402	(11)	*

American Century Companies, Inc. 4500 Main Street, 9th Floor Kansas City, MO 64111	2,116,621	(12)	5.6%

Barclays Global Investors, NA 45 Fremont Street San Francisco, CA 94105	3,336,884	(13)	8.79%

Capital Growth Management Limited Partnership One International Place Boston, MA 02110	2,864,200	(14)	7.5%

JP Morgan Chase & Co. 270 Park Ave., 39th Floor New York, NY 10017	2,758,102	(15)	7.2%

T. Rowe Price Associates, Inc. 100 East Pratt Street Baltimore, MD 21202	2,726,000	(16)	7.1%

All trustees and executive officers as a group (10 persons)	4,717,461	(2)-(11)	11.3%

*	Represents less than 1% of the outstanding Common Shares.

(1)	For each named person, assumes that (a) all units of limited partnership interest in the Partnership (“Units”) held by the named person are redeemed for Common Shares, (b) the named person exercised all options to acquire Common Shares held by him which are currently exercisable or which become exercisable on or before February 29, 2005 (without regard to whether the options were or are in-the-money) and (c) shares deferred under the Executive Deferred Compensation Plan are beneficially owned for purposes of this table. The total number of Common Shares used in calculating the percent of class owned by each named person assumes that none of (x) the Units held by other persons are redeemed and (y) the options held by other persons are exercised. Outstanding Units may be tendered for redemption by the limited partners on a one-for-one basis for Common Shares, or at the election of the Company an equivalent amount of cash (“Redemption Rights”). Restricted shares typically are subject to a vesting schedule, and unvested restricted shares are generally subject to forfeiture if the owner ceases employment with, or to serve as a trustee of, the Company. Restricted shares, whether vested or unvested, are included in the totals for each named officer and trustee.

(2)	Includes (A) 35,000 unvested restricted Common Shares, (B) 413,595 Common Shares issuable upon exercise of Redemption Rights and (C) 998,500 Common Shares issuable upon the exercise of options. Mr. Fisher disclaims beneficial ownership of 1,500 Common Shares owned by his wife and 37,182 Common Shares issuable upon redemption of Registration Rights, which relate to interests held by persons who are not affiliates of Mr. Fisher in entities he controls.

(3)	Includes 10,000 unvested restricted Common Shares. Mr. Bulger is retiring from the Company on a date expected to be on or before the date of the Annual Meeting. Upon his retirement, his unvested restricted Common Shares will vest under the terms of a separation agreement with the Company.

(4)	Includes 10,000 unvested restricted Common Shares. Includes 32,000 Common Shares deferred under the Company’s executive deferred compensation plan by Mr. Murphy. Mr. Murphy is not entitled to vote shares held by the deferred compensation plan, but the Company will pay an amount equal to the dividends that would otherwise be payable on such shares, which Mr. Murphy can elect to defer or receive as it is paid.

(5)	Includes 13,000 Common Shares issuable upon the exercise of options.

(6)	Includes 5,063 unvested restricted Common Shares and 2,000 Common shares issuable upon the exercise of options.

(7)	Includes 16,000 Common Shares issuable upon the exercise of options.

(8)	Includes an aggregate of 1,210,874 Common Shares issuable upon the exercise of Redemption Rights; of those included shares, Mr. DeBoer disclaims beneficial ownership of 690,152 Common Shares issuable upon redemption of Units owned beneficially by his wife and adult children. Also includes 16,000 Common Shares issuable upon the exercise of options.

(9)	Includes 13,000 Common Shares issuable upon the exercise of options.

(10)	Includes 911,791 Common Shares issuable upon the exercise of Redemption Rights. Mr. Ruhfus disclaims beneficial ownership of 259,382 Common Shares issuable upon the exercise of Redemption Rights. These Common Shares relate to interests held by persons who are not affiliates of Mr. Ruhfus in partnerships that Mr. Ruhfus controls. Also includes 14,000 Common Shares issuable upon the exercise of options.

(11)	Includes 2,080 unvested restricted Common Shares and 6,000 Common Shares issuable upon the exercise of options. Does not include 1,000 Series C Preferred Shares owned by Mr. Zemans.

(12)	Based on information contained in a Schedule 13G dated February 11, 2005 and filed with the SEC by American Century Investment Management, Inc. The Schedule 13G states that (A) various persons, including the investment companies and separate institutional investor accounts for which a wholly owned subsidiary of the filer serves as investment adviser, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common shares; and (B) not more than 5% of the common shares are owned by any one client advised by the wholly-owned subsidiary of the filer.

(13)	Based on information contained in a Schedule 13G dated February 14, 2005 and filed with the SEC by Barclays Global Investors, NA (and its affiliates). The Schedule 13G states that the shares reported are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

(14)	Based on information contained a Schedule 13G dated February 11, 2005 and filed with the SEC by Capital Growth Management Limited Partnership. The Schedule 13G states that the filer disclaims beneficial ownership of all shares reported in the filing and that the client accounts the filer manages are not acting as a ‘group’ within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended.

(15)

Based on information contained in a Schedule 13G dated February 11, 2005 and filed with the SEC by JP Morgan Chase & Co. The Schedule 13G states that (A) JP Morgan Chase & Co. is the beneficial owner of the Common Shares on behalf of other persons known to have one or more of the following: (i) the right to receive dividends; (ii) the power to direct the receipt of sale proceeds; or (iii) the right to direct the receipt of sale proceeds; and (B) no such person is known to have an interest in more than 5% of the Common Shares.

(16)	Based on information contained in a Schedule 13-G dated February 14, 2005, and filed with the SEC by T. Rowe Price Associates, Inc. (“Price Associates”). The Schedule 13G states these securities are owned by various individuals and institutional investors (including T. Rowe Price Small-Cap Value Fund, Inc., which owns 2,000,000 shares, representing 5.2% of the shares outstanding) for which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities and Exchange Act of 1934, Price Associates is deemed to be the beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

Section 16(a) Beneficial Ownership Reporting Compliance

Under federal securities laws, the Company’s trustees and executive officers, and any persons beneficially owning more than ten percent (10%) of a registered class of the Company’s equity securities, are required to report their ownership of Common Shares and any changes in that ownership to the SEC. These persons are also required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established, and the Company is required to report in the Proxy Statement any failure to timely file such reports by those due dates during the 2004 fiscal year. Based on information available to the Company, the Company believes that all required filings for executive officers and trustees in 2004 were timely made.

AUDIT COMMITTEE REPORT

The Audit Committee is composed of three trustees who are independent as determined by the Board of Trustees, in its business judgment, under the rules of the New York Stock Exchange and the Securities and Exchange Commission. The Audit Committee operates under a written charter adopted by the Board of Trustees. The members of the Audit Committee are Randall L. Churchey (Chair), Miles Berger and Joel F. Zemans. The Audit Committee recommends to the Board of Trustees, for its approval, the selection of the Company’s independent accountants, PricewaterhouseCoopers LLP.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes, to monitor the Company’s compliance with legal requirements and to monitor the independence and performance of the Company’s auditors.

The Audit Committee has met with management and the independent accountants, PricewaterhouseCoopers LLP. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and PricewaterhouseCoopers LLP, both together and separately. The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

PricewaterhouseCoopers LLP also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with PricewaterhouseCoopers LLP that firm’s independence.

Based upon the Audit Committee’s discussion with management and PricewaterhouseCoopers LLP and the Audit Committee’s review of the audited consolidated financial statements, the representations of management and the written disclosures and the letter of PricewaterhouseCoopers LLP to the Audit Committee, the Audit Committee recommended that the Board of Trustees include the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 to be filed with the Securities and Exchange Commission.

The Audit Committee charter provides that:

•	the Committee is directly responsible for the appointment, compensation, and oversight of the work of the Company’s independent auditor, that the independent auditor reports directly to the Committee, and that the Committee retains and may terminate the services of the independent auditor;

•	the Committee must approve in advance all audit engagement fees and terms, and all audit and non-audit services to be provided by the independent auditor;

•	the Committee must establish procedures for the handling of complaints regarding accounting, internal controls, or auditing matters and for the confidential, anonymous submission of concerns by employees regarding accounting and auditing matters;

•	the Committee must establish policies and procedures for the engagement of the outside auditor to perform non-audit services, including pre-approval of all non-audit services;

•	the Committee will review and discuss the adequacy and effectiveness of “disclosure controls and procedures” in addition to other internal controls already reviewed by the Committee; and

•	the Committee has the authority and funding to engage accountants, lawyers and other advisers and experts as it deems necessary.

The Committee’s responsibilities include obtaining and reviewing, at least annually, a report by the outside auditor describing the outside auditor’s internal quality-control procedures, any issues raised by the most recent internal quality-control review, or peer review, of the outside auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, with respect to independent audits carried out by the outside auditor, and any steps taken to deal with any such issues; and the Committee’s responsibilities include establishing clear hiring policies for employees or former employees of the Company’s outside auditor.

A copy of the Audit Committee charter is posted on the Company’s website at www.innkeepersusa.com. The above summary of the Audit Committee charter is qualified by reference to the complete charter, which should be read in its entirety.

The Audit Committee recommended, and the Board approved, a procedure for the confidential submission, receipt, retention and treatment of concerns and complaints regarding the Company’s accounting or auditing practices. The Company has established, and widely disseminated the existence and availability of, a seven-day-a-week, twenty-four-hour-a-day toll-free telephone number for complaints and concerns. The General Counsel will promptly conduct an initial screening of any complaint or concern to assess its legitimacy and significance and determine whether to (i) report the complaint or concern to the Chairman of the Audit Committee, (ii) investigate further, or (iii) close the file. Further investigation would involve consulting appropriate senior management not implicated in the complaint or concern and may involve consulting the Company’s outside counsel and independent auditors. Information on the complaint or concern will be maintained in a confidential file for at least seven years. The Company shall take all appropriate steps to prevent retaliation against any individual because that person submitted a complaint or concern. The General Counsel shall provide to the Audit Committee a quarterly report of all complaints and concerns received and their status. Where a complaint or concern (i) relates to accounting, internal accounting controls or auditing matters or (ii) alleges or otherwise suggests the existence of (a) material inaccuracies in financial reporting, (b) fraud or other intentional misconduct with respect to accounting, auditing or internal control over financial reporting or (c) material non-compliance with applicable law, the General Counsel shall promptly report the complaint or concern directly to the Chairman of the Audit Committee. Other complaints and concerns will generally be reported to the Audit Committee at the next regularly scheduled Audit Committee meeting. The Audit Committee will from time to time report to the Board the status of pending investigations and a summary of complaints and concerns during the reporting period.

The foregoing has been furnished by the members of the Audit Committee for the year ended December 31, 2004.

AUDIT COMMITTEE

Randall L. Churchey (Chair)
Miles Berger
Joel F. Zemans

The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any of the Company’s filings with the SEC, except as specified by the Company in any such filing.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have substantial business relationships and/or other arrangements with entities affiliated with certain of our executive officers and trustees, which give rise to conflicts of interests and may result in actions or decisions which are not in the shareholders’ best interests.

Jeffrey H. Fisher. Jeffrey H. Fisher is our Chairman of the Board, Chief Executive Officer and President. Affiliates of Mr. Fisher contributed hotels to us on a favorable tax basis in connection with our initial public offering in 1994. The sale, refinancing or prepayment of indebtedness secured by those hotels may trigger adverse tax consequences to Mr. Fisher. Conflicts of interest, therefore, exist between us and Mr. Fisher regarding any transaction involving those Hotels that could trigger adverse tax consequences to Mr. Fisher or his affiliates.

The IH Manager. Between January 1, 2004 and March 1, 2004, Innkeepers Hospitality, Inc. and its affiliates (collectively, the “IH Lessee”) leased certain hotels pursuant to percentage leases. During December 2003 and in 2004, taxable REIT subsidiaries (“TRS”) of the Company acquired all of the percentage leases held by the IH Lessee (the “TRS Transaction”), and the TRS entered into management agreements with Innkeepers Hospitality Management, Inc. (the “IH Manager”). As of March 1, 2005, all but one of our hotels is managed by the IH Manager under management agreements with our TRSs. Mr. Fisher owned the IH Lessee and owns the IH Manager. In 2004, the IH Lessee paid rent to us under the percentage leases of $2,954,000, and we paid the IH Manager management and accounting fees of $6,546,000.

Each of our management agreements with the IH Manager has an initial term of 10 years and may be renewed for two, five-year periods at the option of the IH Manager. The management agreements provide for a base management fee of 3% of gross revenues, an accounting fee of $750 per month per Hotel and an incentive management fee equal to 50% of Hotel available cash flow. Hotel available cash flow is, generally, gross Hotel revenues less (a) Hotel operating expenses, including franchise fees, (b) the base management and accounting services fees and (c) base and percentage rent paid by the TRSs to us. Under management agreements, the IH Manager will not be responsible for any losses incurred by the TRSs (from Hotel operations or otherwise). The management agreements provide generally for a termination fee to be paid to the IH Manager upon certain terminations of a management agreement, including in connection with the sale of the related Hotel. The termination fee is the fair market value of the management contract for the remainder of the then-current term. The cumulative amount of unpaid termination fees payable to the IH Manager at any time will be netted against the fair market value of additional management contracts awarded to the IH Manager by the Company, and the Company will pay to the IH Manager any net amount due to the IH Manager that has been outstanding for more than 365 days. To date, no termination fees have been paid to the IH Manager. The accounting services fee was $550 per month for each hotel in 2004.

Because Mr. Fisher is our Chief Executive Officer, President and Chairman of the Board of Trustees, and controls the IH Manager, conflicts of interest do or may exist between Mr. Fisher and us regarding (a) enforcement of the terms of the management agreements, (b) whether and on what terms management agreements will be renewed upon the expiration of their current terms, (c) whether and on what terms additional management contracts will be awarded to the IH Manager, (d) whether Hotel properties will be sold and (e) the setting of rent formulas in the Percentage Leases (or re-setting rents in the case of expiring leases) between the Company and the TRS, which impacts the IH Manager’s incentive management fees.

The Company reimbursed the IH Manager in 2004 and the IH Lessee in 2003 and 2002 $12,000, $100,000, and $100,000, respectively, for shared personnel and services (which included human resources and telephone costs). In 2003 and 2002 the $100,000 reimbursement included IT services, which were not included in the 2004 reimbursement amount. We also reimbursed the IH Lessee for its proportionate share of rent under a lease for its corporate office space which was $54,000 in 2004 and $217,000 for each of the years ended December 31, 2003, and 2002. The IH Manager reimbursed the Company $132,000 in 2004 for its proportionate share of leasehold improvement costs incurred for shared office space.

Prior to August 2004, one business development employee performed services for the IH Manager and the Company. The services provided by the employee were distinct as between the IH Manager and the Company, and the employee received a separate fixed salary and was eligible for a separate bonus from each company. Each company set the salary level and bonus potential for the employee based on his performance and value relative to the company paying the salary and bonus. As of August 2004, 100% of this employee’s business time is spent on Company business only, and the Company is responsible for all of his compensation.

In 2004 and 2003, we engaged an affiliate of Hatchett Hospitality (“Hatchett”) to perform certain renovation projects costing approximately $1.0 million and $2.1 million, respectively. During 2005, we may enter into additional renovation contracts with the Hatchett affiliate. The Hatchett affiliate is approximately 45% owned by Equity Inns, Inc. (“Equity”). The IH Manager currently manages four Hotels owned by Equity. These contracts assisted the IH Manager in qualifying to manage the Company’s Hotels under tax law applicable to a REIT.

The Company, the IH Lessee and the IH Manager replaced the majority of their corporate information technology (“IT”) infrastructure in 2003. The total cost of the new IT infrastructure was approximately $1.0 million, which was initially funded by the Company. The Company, the IH Lessee and the IH Manager agreed to a cost sharing agreement, commencing in 2004, under which the Company bears or reimburses the IH Lessee/IH Manager 50% of the total costs of operating and maintaining the IT function (including depreciation taken by the Company on the IT infrastructure). The Company paid or reimbursed the IH Lessee/IH Manager a total of $170,000 for the IT function in 2004.

The IH Lessee and, now, the IH Manager obtained an employee practices liability insurance policy which covers Company employees. We reimbursed the IH Lessee or the IH Manager for one-third of the premium for this policy, which was $53,000, $64,000 and $60,000 for the years ended December 31, 2004, 2003 and 2002, respectively.

The IH Lessee and, now, the IH Manager maintained a health benefit plan in which our employees participated. Our reimbursement is based on the number of our employees participating in the plan and the coverage and benefit levels selected by those employees. We reimbursed the IH Lessee or the IH Manager $111,000, $72,000 and $66,000 for the years ended December 31, 2004, 2003 and 2002, respectively, under this arrangement.

During the approximately four year litigation with our former Chief Operating Officer, who was a former minority owner and President of the IH Lessee, the Company and the IH Lessee incurred a total of $330,000 in legal fees and related costs that were not paid or reimbursed by insurance. We paid $243,000 of the amount incurred and the IH Lessee paid $87,000 of the amount incurred.

In 2003, we entered into an agreement with the IH Lessee and affiliates of Marriott International, Inc. (“Marriott”) for a transaction under which the IH Lessee (a) converted the agreements under which 17 of our Hotels were managed by Marriott into long-term franchise agreements with Marriott and (b) became the manager of the Hotels. Under the terms of the converted agreements, the IH Lessee (and the TRSs following the TRS Transaction) agreed to (1) pay Marriott a franchise royalty of 6.5% of room revenues for the first 10 years of each franchise agreement and 5% thereafter (as compared to 5% of gross revenues under the previous agreements with Marriott) and (2) will pay Marriott $850,000 plus 50% of aggregate available cash flow (as defined in the agreement with Marriott) in excess of a specified threshold each year for 10 years, beginning in 2004 (the “Conversion Fee”). As a result of the acquisition of the IH Lessee’s Percentage Leases by the TRSs, the TRSs (and therefore, indirectly, we) assumed from the IH Lessee (which was owned by Mr. Fisher) the franchise agreements described above, including the obligations to pay Marriott the higher royalty rate and the Conversion Fee. In 2004, we reimbursed the IH Lessee $250,000 in out of pocket expenses incurred in connection with the IH Lessee’s takeover of the 17 Hotels formerly managed by Marriott. The Company reimbursed the IH Manager $5,000 for its actual out-of-pocket costs in investigating acquisition and development opportunities for the Company that are incurred prior to the Company’s execution of a purchase contract for the opportunity.

Conflicts may arise with respect to whether certain expenditures are classified as capital expenditures, which are capitalized by the Company and do not immediately affect earnings, or repairs and maintenance, which are expensed as incurred and therefore reduce the amount available to be earned by the IH Manager as incentive management fees.

From time to time, the Company has engaged, and in the future may engage, a brokerage firm with which Mr. Fisher’s adult child is employed, in connection with certain acquisitions and dispositions.

Franchise licenses. We made $860,000 of loans to the IH Lessee, which the IH Lessee was required to make available to Marriott for initial working capital at certain of the Hotels formerly managed by Marriott. These loans are unsecured, bear no interest, and are payable on demand to the IH Manager. Approximately $325,000 has been repaid to date.

Under our management agreements, the IH Manager is generally responsible for complying with our various franchise agreements, subject to our making sufficient funding available. Conflicts of interest exist between us and Mr. Fisher regarding the IH Manager’s compliance with franchise agreements or other actions or failures to act by the IH Manager which could result in liability to us or our TRSs.

Jack P. DeBoer. In November 1996, we acquired seven Residence Inn by Marriott Hotels (the “DeBoer Hotels”) from affiliates of Jack P. DeBoer (the “DeBoer Group”), including Rolf E. Ruhfus. Messrs. DeBoer and Ruhfus are members of our Board of Trustees. The DeBoer Group received Class B preferred units of limited partnership interest in the Operating Partnership (“Class B Preferred Units”) in partial consideration for the acquisitions. Following the acquisition of the DeBoer Hotels, Mr. DeBoer joined our Board of Trustees. Mr. DeBoer joined the board under an arrangement requiring us to nominate Mr. DeBoer for election to the Board and to support his nomination, except if Mr. DeBoer (a) acts or fails to act in a manner that the Board deems detrimental to us and as a result of which the Board determines unanimously that it cannot nominate Mr. DeBoer, (b) ceases to own at least 25% of the Class B Preferred Units that he owned upon the closing of the acquisition of the DeBoer Hotels acquisition or (c) is legally disqualified from serving as a trustee.

Due to the potential adverse tax consequences to members of the DeBoer Group that may result from a sale of the DeBoer Hotels, we agreed that until November 2006, (i) a taxable sale of a DeBoer Hotel will require the consent of the applicable members of the DeBoer Group and (ii) we will maintain at all times outstanding indebtedness of at least approximately $40 million (the “Required Indebtedness”). The Required Indebtedness is subject to reduction upon the occurrence of certain events, including the death of, or certain redemptions or taxable transfers of the Class B Preferred Units held by, members of the DeBoer Group. If we sell a DeBoer Hotel without the required consent or fail to maintain the Required Indebtedness, we agreed to indemnify the applicable members of the DeBoer Group for certain resulting income tax liabilities, which could be substantial. Notwithstanding these indemnification rights, and particularly after the indemnification period ends, conflicts of interest may exist between us and Mr. DeBoer regarding transactions involving the DeBoer Hotels that could trigger adverse tax consequences to some or all of the DeBoer Group.

Mr. DeBoer and certain of his affiliates have in the past, and continue to be, involved in the development of Hotels, including extended-stay Hotels. Hotels developed by Mr. DeBoer and his affiliates may compete with our Hotels for guests, and Hotel companies with which Mr. DeBoer is affiliated may compete with us for acquisition opportunities and for qualified employees. Accordingly, our interests and those of Mr. DeBoer could be different in connection with matters relating to our Hotels or proposed acquisitions or developments that are competitive with Hotels owned or being considered for acquisition or development by Mr. DeBoer and his affiliates.

Rolf E. Ruhfus. In June 1997, we acquired six Hotels (the “Summerfield Hotels”) from affiliates of Rolf E. Ruhfus (the “Summerfield Group”). The Summerfield Group received common units of limited partnership interest in the Partnership (“Common Units”) in partial consideration for the acquisitions. Following the acquisition of the Summerfield Hotels, Mr. Ruhfus joined our board of trustees. Mr. Ruhfus joined the board under an arrangement requiring us to nominate Mr. Ruhfus for election to the board and to support his nomination, except if Mr. Ruhfus (a) acts or fails to act in a manner that the board of trustees deems detrimental to us and as a result of which the board determines unanimously that it cannot nominate Mr. Ruhfus, (b) ceases to own at least 25% of the Common Units that he owned upon the closing of the Summerfield Hotel acquisition or (c) is legally disqualified from serving as a trustee.

Mr. Ruhfus serves on the board of directors of Wyndham, which owns the Summerfield Suites by Wyndham brand under which five of the Summerfield Hotels operate. Mr. Ruhfus’ dual roles as one of our trustees and a director of Wyndham may pose conflicts regarding when, whether and to what extent obligations under the franchise agreements for the Summerfield Hotels will be adhered to or remedies thereunder will be pursued or obtained by us.

Due to the potential adverse tax consequences to members of the Summerfield Group that may result from a sale of the Summerfield Hotels, we agreed that until June 2007, any taxable sale of a Summerfield Hotel will require the consent of the applicable members of the Summerfield Group. If we sell a Summerfield Hotel without the required consent, we agreed to indemnify the applicable members of the Summerfield Group for certain resulting income tax liabilities, which could be substantial. Notwithstanding this indemnification, and particularly after the indemnification period ends, conflicts of interest may exist between us and Mr. Ruhfus regarding transactions involving the Summerfield Hotels that could trigger adverse tax consequences to some or all of the Summerfield Group.

Mr. Ruhfus and certain of his affiliates have in the past, and continue to be, involved in the development of Hotels, including Summerfield Suites by Wyndham Hotels. As noted above, Mr. Ruhfus is a board member of Wyndham. Wyndham owns, operates and franchises Summerfield Suites by Wyndham Hotels as well as other full and limited service Hotels and Hotel brands. An entity controlled by Mr. Ruhfus also owns the Sierra Suites brand, which is a mid-priced extended-stay Hotel brand founded by Mr. Ruhfus. Affiliates of Mr. Ruhfus own and operate several Sierra Suites Hotels and Summerfield Suites by Wyndham Hotels. Hotels developed by Mr. Ruhfus and/or Wyndham, including Summerfield Suites by Wyndham Hotels, may compete with our Hotels for guests and companies with which Mr. Ruhfus is affiliated may compete with us for acquisition opportunities and for qualified employees. Accordingly, our interests and those of Mr. Ruhfus could be different in connection with matters relating to our Hotels or proposed acquisitions that are competitive with Hotels owned or being considered for acquisition or development by Wyndham or other affiliates of Mr. Ruhfus.

Jeffrey H. Fisher. Jeffrey H. Fisher is our Chairman of the Board, Chief Executive Officer and President. Affiliates of Mr. Fisher contributed hotels to us on a favorable tax basis in connection with our initial public offering in 1994. The sale, refinancing or prepayment of indebtedness secured by those hotels may trigger adverse tax consequences to Mr. Fisher. Conflicts of interest, therefore, exist between us and Mr. Fisher regarding any transaction involving those hotels that could trigger adverse tax consequences to Mr. Fisher or his affiliates.

PROPOSAL III – RATIFICATION OF APPOINTMENTS OF INDEPENDENT AUDITOR

Retention of Auditor. PricewaterhouseCoopers LLP has served as independent auditors for the Company and its subsidiaries for the year ended December 31, 2004. The Audit Committee has selected PricewaterhouseCoopers LLP as independent auditor for the year ending December 31, 2005, if ratified by the shareholders, until and unless changed by action of the Board of Trustees. Although shareholder approval of the appointment is not required, the Company is asking the shareholders to ratify the appointment. If the shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee based on all relevant facts and circumstances at the time. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement to shareholders if he desires to do so and will be available to respond to appropriate questions.

Audit Fees. The following chart sets forth the amounts billed to the Company by PricewaterhouseCoopers LLP with respect to services provided in 2004 and 2003:

	Amount
Type	2004	2003
Audit Fees	$151,250	$184,636
Audit-Related Fees	209,000	50,679
Tax Fees	—	—
All Other Fees	1,500	1,400

	$361,750	$236,715

The $209,000 in Audit Related Fees for 2004 relates to (a) the review of a prospectus supplement and the issuance of a related comfort letter and (b) the audit of the Company’s internal control over financial reporting. The $50,679 in Audit-Related Fees for 2003 was incurred in connection with determining the proper accounting for the termination fees payable in connection with the termination of 17 Marriott management agreements and our acquisition of percentage leases from the IH Lessee. The $1,500 and $1,400 in Other Fees for 2004 and 2003, respectively, was for a software license fee. The Audit Committee’s current policy on approval of non-audit services by the independent auditor is to approve at the beginning of each year the scope and fees for any non-audit services for the year that have been identified, and to approve in advance the scope and fees for any additional non-audit services as the need for such services arise. For 2004 and 2003, all fees other than audit fees were pre-approved by the Audit Committee.

According to PricewaterhouseCoopers LLP, only full-time permanent employees of PricewaterhouseCoopers LLP worked on the Company’s audit in 2004.

THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

“ HOUSEHOLDING” OF PROXY STATEMENTS AND ANNUAL REPORTS

The Company may deliver only one copy of this proxy statement and our 2004 Annual Report to multiple shareholders sharing the same address unless we have received contrary instructions from one or more of the households. This delivery method, known as “householding,” saves us printing and mailing costs. If you are a registered shareholder and did not receive an individual copy of this proxy statement or the 2004 Annual Report, and you would like separate copies, or if you would like to receive copies of our future proxy statements and annual reports, please contact our Investor Relations department in writing at 306 Royal Poinciana Way, Palm Beach, FL 33480, by telephone at (561) 835-1800, or through the internet at www.innkeepersusa.com. If your shares are held through a broker and you prefer to receive separate copies of a proxy statement or annual report either now or in the future, please contact such broker or bank.

Also, if you own our shares in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of our proxy statements and annual reports. To assist us in saving money and to provide you with better shareholder services, we encourage you to have all your accounts registered in the same name and address. You may do this by contacting our transfer agent, Computershare Investor Services LLC, by telephone at (877) 360-5362 or in writing at Computershare Investor Services LLC, 2 North LaSalle Street, Chicago, IL 60602.

ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS

The Company would like to encourage all shareholders holding their shares in the name of a broker to consent to receiving (through your broker) the Company’s future proxy materials and annual reports electronically by providing the appropriate information when you vote via the Internet. Electronic delivery could save the Company a significant portion of the costs associated with printing and mailing its annual meeting materials, and we hope that our shareholders find this service convenient and useful. If you consent and the Company elects to deliver future proxy materials and/or annual reports to you electronically, then the Company will send you a notice (either by electronic mail or regular mail) explaining how to access these materials but will not send you paper copies of these materials unless you request them. The Company may also choose to send one or more items to you in paper form despite your consent to receive them electronically. Your consent will be effective until you revoke it by terminating your registration at the website www.InvestorDelivery.com if you hold shares at a brokerage firm or bank participating in the ADP program.

By consenting to electronic delivery, you are stating to the Company that you currently have access to the Internet and expect to have access in the future. If you do not have access to the Internet or do not expect to have access in the future, please do not consent to electronic delivery because the Company may rely on your consent and not deliver paper copies of future annual meeting materials. In addition, if you consent to electronic delivery, you will be responsible for your usual Internet charges (e.g., online fees) in connection with the electronic delivery of the proxy materials and annual report.

OTHER MATTERS

The Board of Trustees knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

The Company will furnish to each beneficial owner of Common Shares entitled to vote at the Annual Meeting, upon written request, copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, including financial statements and financial statement schedules. Please direct requests to Investor Relations, Innkeepers USA Trust, at 306 Royal Poinciana Plaza, Palm Beach, Florida 33480. The Company’s telephone number is (561) 835-1800. Copies of these materials will also be available on the Company’s website at www.innkeepersusa.com.

EXHIBIT A

INNKEEPERS USA TRUST

1994 SHARE INCENTIVE PLAN

2

iv

Article X	INCENTIVE AWARDS

10.01.	Award	A-19

10.02.	Terms and Conditions	A-19

10.03.	Nontransferability	A-19

10.04.	Transferable Incentive Awards	A-19

10.05.	Employee Status	A-19

10.06.	Change of Control	A-19

10.07.	Shareholder Rights	A-19

Article XI	INDEMNIFICATION

Article XII	ADJUSTMENT UPON CHANGE IN SHARES

Article XIII	COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

Article XIV	GENERAL PROVISIONS

14.01.	Effect on Employment and Service	A-23

14.02.	Unfunded Plan	A-23

14.03.	Rules of Construction	A-23

Article XV	AMENDMENT

Article XVI	DURATION OF PLAN

Article XVII	EFFECTIVE DATE OF PLAN

ARTICLE I

DEFINITIONS

1.01 Acquiring Person means that a Person, considered alone or together with all Control Affiliates and Associates of that Person, is or becomes directly or indirectly the beneficial owner of securities representing at least thirty percent (30%) of the Company’s then outstanding securities entitled to vote generally in the election of the Board.

1.02. Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.03. Affiliate means any “subsidiary” or “parent” corporation (within the meaning of Section 424 of the Code) of the Company.

1.04. Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Share Award, an award of Performance Shares, an Incentive Award or an Option or SAR granted to such Participant.

1.05. Associate, with respect to any Person, is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as amended as of January 1, 1990. An Associate does not include the Company or a majority-owned subsidiary of the Company.

1.06. Board means the Board of Trustees of the Company.

1.07. Cause, with respect to a Participant, means (i) “Cause” as defined in an Agreement with the Participant; or, if the Agreement does not contain a definition of “Cause”, (ii) “Cause” as defined in the employment agreement, as in effect from time to time, between the Company and the Participant; or, if the agreement described in subsection (ii) does not contain a definition of “Cause” or there is no such agreement, (iii) “Cause” as defined in the employment agreement, as in effect from time to time, between the Company and the Company’s Chief Executive Officer; or, if the agreement described in subsection (iii) does not contain a definition of “Cause” or there is no such agreement, (iv) Participant’s being convicted of a felony involving theft, embezzlement or misappropriation of the Company’s property.

1.08. Change of Control means that (i) a Person is or becomes an Acquiring Person; (ii) a Person enters into an agreement that would result in that Person’s becoming an Acquiring Person; (iii) the Company enters into any agreement with a Person that involves the transfer of at least fifty percent (50%) of the Company’s total assets on a consolidated basis, as reported in the Company’s consolidated financial statements filed with the Securities and Exchange Commission; (iv) the Company enters into any agreement to merge or consolidate the Company or to effect a statutory share exchange with another Person, regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange; or (v) the Continuing Trustees cease for any reason to constitute a majority of the Board.

1.09. Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.10. Committee means the Compensation Committee of the Board.

1.11. Company means Innkeepers USA Trust.

1.12. Continuing Trustee means any member of the Board, while a member of the Board and (i) who was a member of the Board prior to March 1, 1997 or (ii) whose nomination for or election to the Board was recommended or approved by a majority of the then Continuing Trustees.

1.13. Control Affiliate, with respect to any Person, means an affiliate as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as amended as of January 1, 1990

1.14 Control Change Date means the date on which a Change of Control occurs. If a Change of Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.

1.15. Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.16. Disability, with respect to a Participant, means a complete physical or mental inability, confirmed by an independent licensed physician, to perform substantially all of the services required by the Participant’s employment contract or required of an employee with Participant’s job description immediately before Participant first became unable to perform those services, that continues for a period of 240 consecutive days.

1.17. Dividend Equivalent Right Performance Measures shall mean those measures of the Company’s, an Affiliate’s or a Participant’s performance over the Dividend Equivalent Right Performance Period established by the Administrator with respect to a particular Performance Award. If no Dividend Equivalent Right Performance Measures are specified in an Agreement that provides for a Performance Award, then Dividend Equivalent Right Performance Measures shall mean achievement of a fifteen percent (15%) annual compounded increase in the fair market value of an investment in Shares during the Dividend Equivalent Right Performance Period, assuming all dividends payable with respect to such investment are reinvested in Shares.

1.18. Dividend Equivalent Right Performance Period shall mean the period in which Dividend Equivalent Right Performance Measures are measured that is established by the Administrator with respect to a particular Performance Award. If no Dividend Equivalent Right Performance Period is specified in an Agreement that provides for a Performance Award, then Dividend Equivalent Right Performance Period shall mean the five year period beginning on the later of the date of grant of the Option to which the Performance Award relates or the date of grant of the Performance Award; provided, however, that, in the absence of contrary provisions in an Agreement, a Dividend Equivalent Right Performance Period shall end on the earliest of (i) a Control Change Date or (ii) with respect to a Participant to whom a Performance Award has been granted, the date that such Participant’s employment with the Company terminates due to his death or Disability or is terminated by the Company without Cause.

1.19. Exchange Act means the Securities Exchange Act of 1934, as amended and as in effect from time to time.

1.20. Fair Market Value means, on any given date, the closing price of a Share as reported on the New York Stock Exchange composite tape on such date, or if the Shares were not traded on the New York Stock Exchange on such date, then on the next preceding day that the Shares were traded on such exchange, all as reported by such source as the Administrator may select.

1.21. Incentive Award means an award which, subject to such terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a cash payment from the Company or an Affiliate.

1.22. Initial Value means, with respect to an SAR, the Fair Market Value of one Share on the date of grant.

1.23. Option means a share option that entitles the holder to purchase from the Company a stated number of Shares at the price set forth in an Agreement. In the discretion of the Administrator and if provided in an Agreement, an Option may include a Performance Award.

1.24. Participant means an employee of the Company or an Affiliate, including an employee who is a member of the Board, who satisfies the requirements of Article IV and is selected by the Administrator to receive a Share Award, an award of Performance Shares, an Option, an SAR, an Incentive Award or a combination thereof.

1.25. Performance Award means the right, awarded in tandem with a newly granted or outstanding Option, to receive a cash payment for all dividends that would have been paid on each Share for which the related Option is exercised, without interest or compounding, during the period from the date of grant of the Option (or, if later, that date of grant of the Performance Award) through the date that the Option is exercised for such Share, had such Share been outstanding throughout that period. A Performance Award will be earned only if the Dividend Equivalent Performance Measures have been satisfied for the Dividend Equivalent Right Performance Period and only if Participant is employed on the day preceding the last day of the Dividend Equivalent Right Performance Period.

1.26. Performance Shares means an award, in the amount determined by the Administrator and specified in an Agreement, stated with reference to a specified number of Shares, that in accordance with the terms of an Agreement entitles the holder to receive a cash payment or Shares or a combination thereof. In the discretion of the Administrator, a Performance Share award may include the right to receive an additional payment for all dividends that would have been paid on each specified Share, without interest or compounding, from the date of grant through the date of settlement of the Performance Share award. A Participant will be entitled to such a payment only if the performance criteria that must be satisfied for the Performance Share award to be earned are met and only to the extent the award is settled in Shares.

1.27. Person means any human being, firm, corporation, partnership, or other entity. Person also includes any human being, firm, corporation, partnership, or other entity as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, as amended as of January 1, 1990. The term Person does not include the Company or any Related Entity, and the term Person does not include any employee-benefit plan maintained by the Company or by any Related Entity, and any person or entity organized, appointed, or established by the Company or by any subsidiary for or pursuant to the terms of any such employee-benefit plan, unless the Board determines that such an employee-benefit plan or such person or entity is a Person.

1.28. Plan means the Innkeepers USA Trust 1994 Share Incentive Plan.

1.29. Related Entity means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Code Section 1563(a), 414(b) or 414(c).

1.30. SAR means a Share appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Administrator and specified in an Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.31. Share Award means Shares awarded to a Participant under Article VIII.

1.32.	Shares means the common shares of the Company.

ARTICLE II

PURPOSES

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive share options”) and Options not so qualifying, and the grant of SARs, Share Awards, Performance Awards, Performance Shares and Incentive Awards. No Option that is intended to be an incentive share option shall be invalid for failure to qualify as an incentive share option. The proceeds received by the Company from the sale of Shares pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Share Awards, Performance Awards, Performance Shares, Incentive Awards, Options and SARs upon such terms (not inconsistent with the provisions of this Plan), as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Share Award, a Performance Award, an award of Performance Shares or an Incentive Award. Notwithstanding any such conditions, the Administrator may, in its discretion, (i) accelerate the time at which any Option or SAR may be exercised, or the time at which a Share Award may become transferable or nonforfeitable or the time at which an Incentive Award or award of Performance Shares may be settled or (ii) suspend the forfeiture of any award made under this Plan. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Performance Award, Share Award, Incentive Award or award of Performance Shares. All expenses of administering this Plan shall be borne by the Company.

The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

ARTICLE IV

ELIGIBILITY

Any employee of the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan), is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate. Trustees of the Company who are employees of the Company or an Affiliate may be selected to participate in this Plan.

ARTICLE V

SHARES SUBJECT TO PLAN

5.01. Shares Issued. Upon the award of Shares pursuant to a Share Award or in settlement of an award of Performance Shares, the Company may issue Shares from its authorized but unissued Shares. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), Shares from its authorized but unissued Shares.

5.02. Aggregate Limit. The maximum aggregate number of Shares that may be issued under this Plan pursuant to the exercise of SARs and Options and the grant of Share Awards and the settlement of Performance Shares is 4,700,000 Shares. The maximum aggregate number of Shares that may be issued under this Plan as Share Awards and in settlement of Performance Shares is 2,200,000 Shares. The maximum aggregate number of Shares that may be issued under this Plan and the maximum number of Shares that may be issued as Share Awards and in settlement of Performance Shares shall be subject to adjustment as provided in Article XII. If an SAR is settled by the issuance of Common Shares, the aggregate number of Common Shares that remain to be issued under the Plan will be reduced by the number of Common Shares as to which the SAR is exercised, rather than the number of Common Shares issued in settlement of the SAR.

5.03. Reallocation of Shares. If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR that is settled with Shares, the number of Shares allocated to the Option or portion thereof may be reallocated to other Options, SARs, Performance Shares and Share Awards to be granted under this Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise or the exercise of a related Option, the number of Shares allocated to the SAR or portion thereof may be reallocated to other Options, SARs, Performance Shares and Share Awards to be granted under this Plan. If an award of Performance Shares is terminated, in whole or in part, for any reason other than its settlement with Shares, the number of Shares allocated to the Performance Shares or portion thereof may be reallocated to other Options, SARs, Performance Shares and Share Awards to be granted under this Plan. If a Share Award is forfeited, in whole or in part, for any reason, the number of Shares allocated to the Share Award or portion thereof may be reallocated to other Options, SARs, Performance Shares and Share Awards to be granted under this Plan.

ARTICLE VI

OPTIONS

6.01. Award. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of Shares covered by such awards; provided, however, that no individual may be granted Options in any calendar year covering more than 750,000 Shares.

6.02. Option Price. The price per share for Shares purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Except as provided in Article XII, the Option price of an outstanding Option may not be reduced (by amendment, cancellation and substitution or otherwise) without the approval of shareholders.

6.03. Maximum Option Period. The maximum period in which an Option may be exercised shall be determined by the Administrator on the date of grant, except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

6.04. Nontransferability. Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05. Transferable Options. Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive share option may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06. Employee Status. For purposes of determining the applicability of Section 422 of the Code (relating to incentive share options), or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

6.07. Exercise. Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that incentive share options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for Shares having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000. An Option granted under this Plan may be exercised with respect to any number of whole Shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining Shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of Shares with respect to which the Option is exercised.

6.08. Payment. Subject to rules established by the Administrator and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, a cash equivalent acceptable to the Administrator, or with Shares which have been owned by the Participant for at least six months and which have not been used for another exercise during the prior six months. If Shares are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the Shares surrendered must not be less than the Option price of the Shares for which the Option is being exercised.

6.09. Performance Awards. If an Option Agreement includes a Performance Award, the Participant shall be entitled to the payment (if any) that is due thereunder within 30 days after the later of: (i) with respect to each Share for which the Option is exercised, the date the Option is exercised for such Shares, and (ii) the last day of the applicable Dividend Equivalent Right Performance Period.

6.10. Change of Control. Section 6.07 to the contrary notwithstanding, each outstanding Option shall be fully exercisable (in whole or in part at the discretion of the holder) on and after a Control Change Date.

6.11. Shareholder Rights. No Participant shall have any rights as a shareholder with respect to Shares subject to his Option until the date of exercise of such Option.

6.12. Disposition of Shares. A Participant shall notify the Company of any sale or other disposition of Shares acquired pursuant to an Option that was an incentive share option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of Shares to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

ARTICLE VII

SARS

7.01. Award. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom SARs are to be granted and will specify the number of Shares covered by such awards; provided, however, that no individual may be granted SARs in any calendar year covering more than 750,000 Shares. For purposes of the preceding sentence, an Option and Corresponding SAR shall be treated as a single award. In addition no Participant may be granted Corresponding SARs (under all incentive share option plans of the Company and its Affiliates) that are related to incentive share options which are first exercisable in any calendar year for Shares having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

7.02. Maximum SAR Period. The term of each SAR shall be determined by the Administrator on the date of grant, except that no Corresponding SAR that is related to an incentive share option shall have a term of more than ten years from the date such related Option was granted. The terms of any Corresponding SAR that is related to an incentive share option may provide that it has a term that is less than such maximum period.

7.03. Nontransferability. Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. During the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04. Transferable SARs. Section 7.03 to the contrary notwithstanding, if the Agreement provides, an SAR, other than a Corresponding SAR that is related to an incentive share option, may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an SAR transferred pursuant to this Section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution. In the event of any transfer of a Corresponding SAR (by the Participant or his transferee), the Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities.

7.05. Exercise. Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an incentive share option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole Shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining Shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of Shares with respect to which the SAR is exercised.

7.06. Change of Control. Section 7.05 to the contrary notwithstanding, each outstanding SAR shall be fully exercisable (in whole or in part at the discretion of the holder) on and after a Control Change Date.

7.07. Employee Status. If the terms of any SAR provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment.

7.08. Settlement. At the Administrator’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares, or a combination of cash and Shares. No fractional Share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.09. Shareholder Rights. No Participant shall, as a result of receiving an SAR award, have any rights as a shareholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Shares.

ARTICLE VIII

SHARE AWARDS

8.01. Award. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Share Award is to be made and will specify the number of Shares covered by such awards; provided, however, that no Participant may receive Share Awards in any calendar year for more than 150,000 Shares.

8.02. Vesting. The Administrator, on the date of the award, may prescribe that a Participant’s rights in a Share Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement.

8.03. Performance Objectives. In accordance with Section 8.02, the Administrator may prescribe that Share Awards will become vested or transferable or both based on objectives stated with respect to the Company’s return on equity, total earnings, earnings per Share, earnings growth, return on capital, return on assets, Fair Market Value, Share price appreciation, funds from operations growth, or such other measures as may be selected by the Administrator. If the Administrator, on the date of award, prescribes that a Share Award shall become nonforfeitable and transferable only upon the attainment of performance objectives, the Shares subject to such Share Award shall become nonforfeitable and transferable only to the extent that the Administrator certifies that such objectives have been achieved.

8.04. Employee Status. In the event that the terms of any Share Award provide that Shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

8.05. Change of Control. Sections 8.02, 8.03 and 8.04 to the contrary notwithstanding, each outstanding Share Award shall be transferable and nonforfeitable on and after a Control Change Date.

8.06. Shareholder Rights. Prior to their forfeiture (in accordance with the applicable Agreement and while the Shares granted pursuant to the Share Award may be forfeited or are nontransferable), a Participant will have all rights of a shareholder with respect to a Share Award, including the right to receive dividends and vote the Shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Shares granted pursuant to a Share Award, (ii) the Company shall retain custody of the certificates evidencing Shares granted pursuant to a Share Award, and (iii) the Participant will deliver to the Company a Share power, endorsed in blank, with respect to each Share Award. The limitations set forth in the preceding sentence shall not apply after the Shares granted under the Share Award are transferable and are no longer forfeitable.

ARTICLE IX

PERFORMANCE SHARE AWARDS

9.01. Award. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an award of Performance Shares is to be made and will specify the number of Shares covered by such awards; provided, however, that no Participant may receive an award of Performance Shares in any calendar year for more than 150,000 Shares.

9.02. Earning the Award. The Administrator, on the date of the grant of an award, shall prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares, only upon the satisfaction of performance objectives and such other criteria as may be prescribed by the Administrator during a performance measurement period of at least one year. The performance objectives may be stated with respect to the Company’s return on equity, total earnings, earnings per Share, earnings growth, return on capital, return on assets, Fair Market Value, Share price appreciation, funds from operations growth, or such other measures as may be selected by the Administrator. No payments will be made with respect to Performance Shares unless, and then only to the extent that, the Administrator certifies that such objectives have been achieved.

9.03. Payment. In the discretion of the Administrator, the amount payable when an award of Performance Shares is earned may be settled in cash, by the issuance of Shares or a combination thereof. A Participant’s rights in any Shares issued in settlement of a Performance Share award may be forfeited or otherwise restricted for a period of time or subject to such conditions as the Administrator may prescribe. A fractional Share shall not be deliverable when an award of Performance Shares is earned, but a cash payment will be made in lieu thereof.

9.04. Shareholder Rights. No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until and to the extent that the award of Performance Shares is earned and settled in Shares. If the Agreement so provides, a Participant may receive a cash payment equal to the dividends that are payable with respect to the number of Shares covered by the award between the date the Performance Shares are awarded and the date Shares are issued pursuant to the Performance Share award. After an award of Performance Shares is earned and settled in Shares, a Participant will have all the rights of a shareholder as described in Section 8.06.

9.05. Nontransferability. Except as provided in Section 9.06, Performance Shares granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Performance Shares shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

9.06. Transferable Performance Shares. Section 9.05 to the contrary notwithstanding, if the Agreement provides, an award of Performance Shares may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of Performance Shares transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Performance Shares during the period that they were held by the Participant; provided, however that such transferee may not transfer Performance Shares except by will or the laws of descent and distribution.

9.07. Employee Status. In the event that the terms of any Performance Share Award provide that no payment will be made unless the Participant completes a stated period of employment, the Administrator may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

9.08. Change of Control. Sections 9.02 to the contrary notwithstanding, on and after a Control Change Date, each outstanding Performance Share award shall be earned as of a Control Change Date. To the extent the Agreement provides that the Performance Share award will be settled with Shares, such Shares shall be nonforfeitable and transferable as of the Control Change Date.

ARTICLE X

INCENTIVE AWARDS

10.01. Award. The Administrator shall designate Participants to whom Incentive Awards are made. All Incentive Awards shall be finally determined exclusively by the Administrator under the procedures established by the Administrator; provided, however, that no Participant may receive an Incentive Award payment in any calendar year that exceeds the lesser of (i) $300,000 and (ii) 150% of the Participant’s base salary (prior to any salary reduction or deferral elections) as of the date of grant of the Incentive Award.

10.02. Terms and Conditions. The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions shall prescribe that the Incentive Award shall be earned only upon, and to the extent that, performance objectives are satisfied. The performance objectives may be stated with respect to the Company’s return on equity, total earnings, earnings per Share, earnings growth, return on capital, return on assets, Fair Market Value, Share price appreciation, funds from operations growth, or such other measures as may be selected by the Administrator. Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of employment with the Company or an Affiliate. The Administrator, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant’s death, disability, or retirement.

10.03. Nontransferability. Except as provided in Section 10.04, Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

10.04. Transferable Incentive Awards. Section 10.03 to the contrary notwithstanding, if provided in an Agreement, an Incentive Award may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or to a partnership in which such family members are the only partners, on such terms and conditions as may be permitted by Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Incentive Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Incentive Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Incentive Award except by will or the laws of descent and distribution.

10.05. Employee Status. If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment.

10.06. Change of Control. Section 10.02 to the contrary notwithstanding, any Incentive Award shall be earned in its entirety as of a Control Change Date.

10.07. Shareholder Rights. No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company or any Affiliate on account of such award.

ARTICLE XI

INDEMNIFICATION

A Participant shall be entitled to a payment under this Article XI if (a) any benefit, payment, accelerated exercisability or vesting or other right under this Plan constitutes a “parachute payment” (as defined in Code Section 280G(b)(2)(A), but without regard to Code Section 280G(b)(2)(A)(ii)), with respect to such Participant and (b) the Participant incurs a liability under Code Section 4999. The amount payable to a Participant described in the preceding sentence shall be the amount required to indemnify the Participant and hold him harmless from the application of Code Sections 280G and 4999. To effect this indemnification, the Company must pay such Participant an amount sufficient to pay the excise tax imposed on Participant under Code Section 4999 with respect to benefits, payments, accelerated exercisability and vesting and other rights under this Plan and any other plan or agreement, and any income, employment, hospitalization, excise or other taxes attributable to the indemnification payment. The benefit payable under this Article XI shall be paid in a single cash sum not later than the due date (including extensions) for filing the tax return reflecting liability for the Code Section 4999 excise tax with the Internal Revenue Service.

ARTICLE XII

ADJUSTMENT UPON CHANGE IN SHARES

The maximum number of Shares as to which Options, SARs, Performance Shares and Share Awards may be granted under this Plan, the terms (including any Dividend Equivalent Right Performance Measures) of outstanding Share Awards, Options, Performance Shares, Incentive Awards, and SARs, and the per individual limitations on the number of Shares or for which Options, SARs, Performance Shares, and Share Awards may be granted shall be adjusted as the Committee shall determine to be equitably required in the event that (i) the Company (a) effects one or more Share dividends, Share split-ups, subdivisions or consolidations of shares or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article XI by the Committee shall be final and conclusive.

The issuance by the Company of shares of any class, or securities convertible into shares of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, Performance Shares and Share Awards may be granted, the per individual limitations on the number of Shares for which Options, SARs, Performance Shares and Share Awards may be granted or the terms (including Dividend Equivalent Right Performance Measures) of outstanding Share Awards, Options, Performance Shares, Incentive Awards or SARs.

The Committee may make Share Awards and may grant Options, SARs, Performance Shares, and Incentive Awards in substitution for performance shares, phantom shares, share awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XII. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Share Awards or Option, SAR, Performance Shares or Incentive Award grants shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XIII

COMPLIANCE WITH LAW AND

APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Shares shall be issued, no certificates for Shares shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Shares when a Share Award is granted, a Performance Share is settled or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Share Award or Performance Share shall be granted, no Shares shall be issued, no certificate for Shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIV

GENERAL PROVISIONS

14.01. Effect on Employment and Service. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

14.02. Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

14.03. Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

ARTICLE XV

AMENDMENT

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of Shares that may be issued under the Plan, (ii) the amendment changes the class of individuals eligible to become Participants, (iii) shareholder approval is required under the rules of the New York Stock Exchange. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any outstanding Share Award, Performance Share Award, Option, SAR, Performance Award or Incentive Award outstanding at the time such amendment is made.

ARTICLE XVI

DURATION OF PLAN

No Share Award, Performance Share Award, Option, SAR, Performance Award or Incentive Award may be granted under this Plan, as amended and restated herein, more than ten years after the date it is adopted by the Board. Share Awards, Performance Share awards, Options, SARs, Performance Awards and Incentive Awards granted before that date shall remain valid in accordance with their terms.

ARTICLE XVII

EFFECTIVE DATE OF PLAN

Options, SARs, Performance Awards, Share Awards, Performance Shares and Incentive Awards may be granted under this Plan, as amended and restated herein, upon its adoption by the Board; provided that, this Plan, as amended and restated herein, shall not be effective unless it is approved by a majority of the votes cast by the Company’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting at which a quorum is present within twelve months after its adoption by the Board.

Proxy - Innkeepers USA Trust

306 Royal Poinciana Way, Palm Beach, Florida 33480 Annual Meeting of Shareholders - May 4, 2005

The undersigned hereby appoints Jeffrey H. Fisher and Mark A. Murphy, or either of them, with full power of substitution in each, proxies (and if the undersigned is a proxy, substitute proxies) to vote all Common Shares of the undersigned in Innkeepers USA Trust at the Annual Meeting of Shareholders to be held at the Colony Hotel, 155 Hammon Avenue, Palm Beach, FL 33480, at 9:00 a.m., local time, on Wednesday, May 4, 2005 and at any adjournments thereof, as specified on the reverse side.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

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MR A SAMPLE

DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

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000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext

C 1234567890 J N T

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Mark this box with an X if you have made changes to your name or address details above.

+

Annual Meeting Proxy Card

A Election of Trustees

This proxy is solicited by the Company’s Board of Trustees. If no specification is made, this proxy will be voted FOR the election of each of the nominees.

1. Class II—Term Expiring 2008

Nominee:

For Withhold

01 - C. Gerald Goldsmith

02 - Miles Berger

B Issues

The Board of Directors recommends a vote FOR the following proposals.

For Against Abstain

2. Approve Amendment and Restatement of 1994 Share Incentive Plan.

3. Ratify Appointment of PricewaterhouseCoopers, LLP as independent auditors for the Company for the fiscal year ending December 31, 2005.

4. In their discretion, the proxies (and if the undersigned is a proxy, any substitute proxies) are authorized to vote upon such other business as may properly come before this meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

C Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

Please sign your name exactly as it appears on share certificate. Only one of several joint owners need sign. Fiduciaries should give full title.

Signature 1—Please keep signature within the box Signature 2—Please keep signature within the box Date (mm/dd/yyyy)

1 U P S H H H P P P P 005162

001CD40001 00EXSB

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